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(Amendment No.    )

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Moog Inc.

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EAST AURORA, NEW YORK 14052

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 13, 2016

AT THE AUDITORIUM OF THE ALBRIGHT-KNOX ART GALLERY

1285 ELMWOOD AVENUE, BUFFALO, NEW YORK

i

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Moog Inc. will be held in the Auditorium of the Albright-Knox Art Gallery, 1285 Elmwood Avenue, Buffalo, New York, on Wednesday, January 13, 2016, at 9:15 a.m., for the following purposes:

1.

To elect THREE directors of the Company, one of whom will be a Class A director elected by the holders of Class A shares to serve a three-year term expiring in 2019, one of whom will be a Class B director elected by the holders of Class B shares to serve a three-year term expiring in 2019 and one of whom will be a Class B director elected by the holders of Class B shares to serve a one-year term expiring in 2017, or until the election and qualification of their successors.

2.	To consider and ratify the selection of Ernst & Young LLP, independent registered certified public accountants, as auditors of the Company for the 2016 fiscal year.

3.	To consider and transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on November 17, 2015 as the record date for determining which shareholders shall be entitled to notice of and to vote at such meeting.

SHAREHOLDERS WHO WILL BE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY. SHAREHOLDERS WHO WILL VOTE BY PROXY ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY OR USE THE INTERNET OR TELEPHONE VOTING OPTIONS AS DESCRIBED ON THE PROXY CARD. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors

ROBERT J. OLIVIERI, Secretary

Dated: East Aurora, New York

            December 15, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 13, 2016:

This Proxy Statement and the 2015 Annual Report to Shareholders are available for review online at http://www.moog.com/investors.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD IN THE AUDITORIUM OF THE ALBRIGHT-KNOX ART GALLERY

1285 ELMWOOD AVENUE, BUFFALO, NEW YORK

ON JANUARY 13, 2016

GENERAL INFORMATION

This Proxy Statement is furnished to shareholders of record on November 17, 2015 by the Board of Directors of Moog Inc. (the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders on Wednesday, January 13, 2016, at 9:15 a.m., and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy will be mailed to shareholders on or about December 15, 2015.

If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions thereon. Unless otherwise specified, the proxy will be deemed to confer authority to vote the shares represented by the proxy in accordance with the recommendations of the Board of Directors.

Any proxy given pursuant to this solicitation may be revoked by the person giving it insofar as it has not been exercised. Any revocation may be made in person at the meeting, or by submitting a proxy bearing a date subsequent to that on the proxy to be revoked, or by written notification to the Secretary of the Company.

RECORD DATE AND OUTSTANDING SHARES

The Board of Directors has fixed the close of business on November 17, 2015 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On November 17, 2015, the Company had outstanding and entitled to vote, a total of 33,329,455 shares of Class A common stock (“Class A shares”) and 4,317,169 shares of Class B common stock (“Class B shares”).

VOTING RIGHTS AND INSTRUCTIONS

Holders of a majority of each of the Class A and Class B shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

Holders of Class A shares are entitled to elect at least 25% of the Board of Directors, rounded up to the nearest whole number, so long as the number of outstanding Class A shares is at least 10% of the number of outstanding shares of both classes of common stock. Currently, the holders of Class A shares are entitled, as a class, to elect three directors of the Company, and the holders of the Class B shares are entitled, as a class, to elect the remaining six directors. Other than on matters relating to the election of directors or as required by law, where the holders of Class A shares and Class B shares vote as separate classes, the record holder of each outstanding Class A share is entitled to a one-tenth vote per share, and the record holder of each outstanding Class B share is entitled to one vote per share on all matters to be brought before the meeting.

The Class A directors and the Class B directors will be elected by a plurality of the votes cast by the respective class. The ratification of the auditors and other matters submitted to the meeting that would not require a separate class vote by law may be adopted by a majority of the Class A and Class B shares voting together as a single class cast in favor or against the proposal, a quorum of holders of Class A shares and Class B shares being present.

Shares held in a brokerage account or by another nominee are considered held in “street name” by the shareholder. A broker or nominee holding shares for a shareholder in “street name” may not vote on matters relating to the election of directors, unless the broker or nominee receives specific voting instructions from the shareholder. As a result, absent specific instructions, brokers or nominees may not vote a shareholder’s shares on Proposal 1, the election of directors. Such shares will be considered “broker non-votes” for such proposal. Broker non-votes in connection with the election of one or more nominees for director will not be counted and will have no effect. In accordance with New York law, abstentions and broker non-votes are not counted in determining the votes cast in favor or against Proposal 2, the ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the 2016 fiscal year.

Therefore, it is particularly important for shareholders holding shares in “street name” to instruct their brokers as to how they wish to vote their shares.

CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP – OVER 5% OF CLASS

The only persons known by the Company to own beneficially more than five percent of the Class A shares or Class B shares as of November 17, 2015 are set forth below.

Name and Address of Beneficial Owner	Class A Common Stock		Class B Common Stock (1)
	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Capital Research Global Investors (2)	5,075,232	15.2	—	—
333 South Hope St. 53rd
Los Angeles, CA 90071
Blackrock, Inc (2)	3,541,863	10.6	—	—
40 East 52nd Street
New York, NY 10022
The Vanguard Group, Inc (2)	2,489,974	7.5	—	—
100 Vanguard Blvd.
Malvern, PA 19355
Ameriprise Financial Group (2)	2,204,893	6.6	—	—
55 Ameriprise Financial Center
Minneapolis, MN 55474
FMR LLC (2)	2,198,003	6.6	—	—
245 Summer Street
Boston, MA 02210
Moog Inc. Retirement Savings Plan (“RSP”) (3)	455,265	1.4	1,451,898	33.6
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052
Moog Inc. Employees’ Retirement Plan (“ERP”) (4)	149,022	0.4	1,001,034	23.2
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052
Moog Stock Employee Compensation Trust (“SECT”) (5)	—	—	840,281	19.5
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052
Moog Family Agreement as to Voting (6)	232,105	0.7	225,318	5.2
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052

(1)	Class B shares are convertible into Class A shares on a share-for-share basis.

(2)

Holdings are derived from the most recent Schedule 13D or 13G filings and, to the extent applicable, are updated for aggregate positions reported by Bloomberg L.P. based upon the most recent Schedule 13F filings.

(3)

These shares are allocated to individual participants under the RSP and are voted by Great-West Trust Company, LLC, Greenwood Village, Colorado, the Trustee as of the record date, as directed by the participants to whom such shares are allocated. Any allocated shares as to which voting instructions are not received will be voted in accordance with instructions on the proxy card. As of November 17, 2015, 8,678 of the allocated Class A shares and 44,986 of the allocated Class B shares were allocated to accounts of officers and are included in the shares reported in the table on the next page for “All directors and officers as a group.”

(4)	Shares held are voted by the Trustee, Manufacturers and Traders Trust Company, Buffalo, New York, as directed by the Moog Inc. Retirement Plan Committee.

(5)

The SECT acquires Class A shares and Class B shares that become available for subsequent use in the RSP or other Moog Inc. employee benefit plans. The Trust will terminate on the earlier of (a) the date the Trust no longer holds any assets or (b) a date specified in a written notice given by the Board of Directors to the Trustee. During fiscal 2015, the SECT purchased 218,040 Class B shares from the RSP.

The Trustee of the SECT is G. Wayne Hawk. The Trustee’s powers and rights include, among others, the right to retain or sell SECT assets; borrow from the Company upon direction from an administrative committee and enter into related loan agreements; vote or give consent with respect to securities held by the SECT in the Trustee’s sole discretion; employ accountants and advisors as may be reasonably necessary; utilize a custodian to hold, but not manage or invest, assets held by the SECT; and consult with legal counsel.

(6)

See “Moog Family Agreement as to Voting” on page 7 for an explanation as to how the shares shown in the table as beneficially owned are voted. Included in the total are 71,364 Class A shares and 89,755 Class B shares held by Richard A. Aubrecht, which are also included in the next table, which shows beneficial ownership of directors and officers.

SECURITY OWNERSHIP – DIRECTORS AND OFFICERS

The beneficial ownership of each incumbent and first-time nominee director, each named executive officer (“NEO”), and for “all directors and officers as a group” is provided in the following table. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the securities beneficially owned. Beneficial ownership includes securities which could be acquired pursuant to currently exercisable options or stock appreciation rights (“SARs”), or options or SARs that become exercisable within 60 days of November 17, 2015.

	Class A Common Stock				Class B Common Stock (1)
	Amount and Nature of Beneficial Ownership			Percent Of Class	Amount and Nature of Beneficial Ownership			Percent Of Class
Name of Beneficial Owner	Shares	Shares Subject to Options/SARs Exercisable within 60 days (2)	Total Shares		Shares	Shares Subject to Options/SARs Exercisable within 60 days (2)	Total Shares
Directors
Richard A. Aubrecht (3)	71,364	68,172	139,536	*	89,755	—	89,755	2.1
Donald R. Fishback	37,472	42,673	80,145	*	105	—	105	*
William G. Gisel, Jr.	—	694	694	*	—	—	—	*
Peter J. Gundermann (nominee)	—	2,485	2,485	*	—	—	—	*
Kraig H. Kayser (4)	21,528	6,230	27,758	*	—	—	—	*
R. Bradley Lawrence (nominee)	—	—	—	*	1,000	—	1,000	*
Brian J. Lipke	2,883	6,230	9,113	*	—	—	—	*
Robert H. Maskrey (5)	24,332	6,230	30,562	*	16,534	—	16,534	*
Brenda L. Reichelderfer (nominee)	—	—	—	*	—	—	—	*
John R. Scannell	28,358	71,170	99,528	*	1,271	—	1,271	*
Named Executives (6)
Warren C. Johnson	53,798	39,437	93,235	*	—	—	—	*
Lawrence J. Ball	42,833	50,842	93,675	*	6,794	—	6,794	*
Sean Gartland	18,385	19,039	37,424	*	—	—	—	*
All directors and officers as a group (22 persons) (7)	338,654	456,750	795,404	2.4	120,300	—	120,300	2.8

*	Does not exceed one percent of class.

(1)	Class B shares are convertible into Class A shares on a share-for-share basis.

(2)

Shares related to SARs are calculated for net settlement based upon the market closing price on November 17, 2015 and, where applicable, mandatory federal and state tax withholdings for employees at an assumed rate of 35%.

(3)	Nancy Aubrecht, Dr. Aubrecht’s spouse, is the beneficial owner of 23,205 Class A shares and 3,708 Class B shares which are not included in the numbers reported.

(4)

Balances do not include 152,000 Class A shares and 80,000 Class B shares held in a Seneca Foods Corporation pension plan for which Mr. Kayser is one of three trustees as well as one of a number of beneficiaries.

(5)	Maureen Maskrey, Mr. Maskrey’s spouse, is the beneficial owner of 37,000 Class B shares which are not included in the numbers reported.

(6)	Messrs. Fishback and Scannell are also Named Executives. Beneficial ownership information for each appears under the heading “Directors” above.

(7)

“All directors and officers as a group” consists of the incumbent and first-time nominee directors, the NEOs and all other executive officers as of November 17, 2015. Balances do not include shares held by spouses, or as custodian or trustee for minors, as to which beneficial interest has been disclaimed, or shares held under the “Moog Family Agreement as to Voting” described in the next section. Certain officers and directors of the Company have entered into an agreement among themselves and with the RSP, the ERP and the Company, which provides that prior to selling Class B shares obtained through exercise of a non-statutory option, the non-selling officers and directors, the RSP, the ERP and the Company have an option to purchase the shares being sold.

MOOG FAMILY AGREEMENT AS TO VOTING

The Moog Family Agreement as to Voting (the “Agreement”) is among certain members of the Moog family including Richard A. Aubrecht. The Agreement relates to 160,741 Class A shares and 135,563 Class B shares, owned of record or beneficially by members of the Moog family who are party to the Agreement, as well as 71,364 Class A shares and 89,755 Class B shares held by Richard A. Aubrecht, a director and Vice President of the Company. Those relatives who were a party to the Agreement granted an irrevocable proxy covering all or some of that party’s shares to a committee which is required to take all action necessary to cause all shares subject to the Agreement to be voted as may be determined by the vote of two-thirds of the committee members. The Agreement contains restrictions on the ability of any party to remove shares of stock from the provisions of the Agreement, to transfer shares or to convert Class B shares to Class A shares. The Agreement continues in force until December 31, 2015, at which time the Agreement will terminate.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, during fiscal 2015, the executive officers and directors of the Company timely filed with the Securities and Exchange Commission the required reports under Section 16(a) of the Securities Exchange Act of 1934 regarding their beneficial ownership of Company securities. As a practical matter, the Company assists its officers and directors by monitoring transactions and completing and filing Section 16 reports on their behalf.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors is comprised of two classes of directors, Class A directors and Class B directors, elected by holders of Class A shares and holders of Class B shares, respectively. Within each class of directors there exist three subclasses, such that each of the subclasses is nearly equal in number.

Three directors are to be elected at the meeting, of which one is to be a Class A director elected by the holders of the outstanding Class A shares, and of which two are to be Class B directors elected by the holders of the outstanding Class B shares. Two of the nominees will be elected to hold office until 2019 and one will be elected to hold office until 2017, or until the election and qualification of their successors.

For each properly executed proxy, the persons named in the enclosed proxy will vote Class A shares for the election of the Class A nominee named in the following table, and Class B shares for the election of the Class B nominees named in the following table, unless the proxy directs otherwise or is revoked. In the event any of the nominees should be unable to serve as a director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not expected that any of the nominees will be unable to serve. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Company’s current Board of Directors and nominees for director share certain characteristics, experience and capabilities critical to effective board membership. Sound business judgment essential to intelligent and effective decision-making, experience at the policy-making level, relevant educational background, integrity, honesty and the ability to work collaboratively are some of the attributes possessed that qualify them to serve on the Board. The specific employment and leadership experiences, knowledge and capabilities of both the nominees for director and standing directors are further described in their biographies on the following pages.

Certain information regarding nominees for Class A and Class B directors, as well as those directors whose terms of office continue beyond the date of the 2016 Annual Meeting of Shareholders, is set forth in the following tables. All of the nominees except Ms. Reichelderfer have previously served as directors and have been elected as directors at prior annual meetings. Class B director Robert H. Maskrey, whose term expires at the 2016 Annual Meeting of Shareholders, is not standing for reelection as director, in accordance with the Company’s by-laws.

NOMINEES FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING

Name	Age	First Elected Director	Expiration of Proposed Term	Position
Nominees for Class B Director
Peter J. Gundermann	53	2009	2019	Director
Brenda L. Reichelderfer	57	—	2017	—
Nominees for Class A Director
R. Bradley Lawrence	68	2015	2019	Director

The Board of Directors recommends a vote FOR the election of each of the Nominees listed above for Director.

Mr. Gundermann is President and CEO of Astronics Corporation, a publicly traded aerospace and defense company headquartered in East Aurora, New York. Mr. Gundermann joined Astronics in 1988, has been a director since 2000 and has held his current position as President and CEO since 2003. He received a B.A. in Applied Mathematics and Economics from Brown University and an M.B.A. from Duke University. The Company believes Mr. Gundermann’s in-depth understanding of the aerospace and defense industry and his significant high level management experience as President and CEO of Astronics Corporation make him highly qualified to serve as a director.

Ms. Reichelderfer is Senior Vice President and Managing Director at TriVista, a global management consulting firm in the private equity sector that is headquartered in Orange County, California. Ms. Reichelderfer joined TriVista in 2008 and also serves as the company’s Global Head of Aerospace and Defense. Previously, she spent over 25 years in executive leadership positions at ITT Corporation. She received a B.S. in Electrical Engineering from Ohio Northern University and is a graduate of the executive leadership programs at the MIT Sloan School of Management and at the Fuqua School of Business at Duke University. The Company believes Ms. Reichelderfer’s extensive experience in general management, engineering and operations, along with her knowledge of the aerospace and industrial industries, make her highly qualified to serve as a director.

Mr. Lawrence retired as President and CEO of Esterline Technologies Corporation in October 2013 and served as Executive Chairman of the Board through March 2014. Mr. Lawrence joined Esterline in 2002, was named President in July 2009, Chief Executive Officer in November 2009 and Chairman of the Board in March 2012. He received a B.S. in Business Administration from Pennsylvania State University and an M.B.A. from University of Pittsburgh. The Company believes Mr. Lawrence’s experience in the aerospace and defense industry as President, CEO and Chairman of the Board of a large public company makes him highly qualified to serve as a director.

DIRECTORS WITH TERMS CONTINUING BEYOND ANNUAL MEETING

Name	Age	First Elected Director	Expiration of Term	Position
Class B Directors
Richard A. Aubrecht	71	1980	2018	Vice President, Strategy & Technology and Director
Donald R. Fishback	59	2015	2018	Vice President, Chief Financial Officer and Director
William G. Gisel, Jr.	63	2012	2018	Director
John R. Scannell	52	2012	2017	Chief Executive Officer, Chairman of the Board and Director
Class A Directors
Kraig H. Kayser	55	1998	2017	Director
Brian J. Lipke	64	2003	2018	Director

Dr. Aubrecht began his career with the Company in 1969, working in various engineering capacities, going on to serve as Administrative Vice President and Secretary, Chairman of the Board, and in 1996 as Vice Chairman of the Board and Vice President of Strategy and Technology. Dr. Aubrecht studied at the Sibley School of Mechanical Engineering at Cornell University where he received his B.S., M.S. and Ph.D. degrees. The Company believes Dr. Aubrecht’s extensive technical, management and operating experience gained through his many years of service to the Company make him highly qualified to serve as a director.

Mr. Fishback joined the Company in 1981 after working as a Certified Public Accountant for Deloitte LLP. He became Corporate Controller in 1985 and in 2007 was named Vice President of Finance, a position he held until December 2010, at which time he was elected Chief Financial Officer. Mr. Fishback holds a B.A. in Business from Westminster College in Pennsylvania and an M.B.A. from University at Buffalo, The State University of New York. The Company believes Mr. Fishback’s in-depth financial and managerial expertise and thorough understanding of the Company’s operations make him highly qualified to serve as a director.

Mr. Gisel is President and CEO of Rich Products Corporation, headquartered in Buffalo, New York. Mr. Gisel started his career at Bankers Trust Company in 1974, and after completing law school in 1978, he joined the law firm Phillips Lytle LLP. Mr. Gisel joined Rich Products in 1982, serving as the company’s first General Counsel. In 1988, Mr. Gisel was named Vice President of the International Division. In 1996, he assumed the position of President of Rich’s Food Group and Chief Operating Officer and, in 2006, he was appointed CEO. He earned a B.A. from Williams College, a Juris Doctorate from the Emory University School of Law and has an M.B.A. from the University of Rochester William E. Simon Graduate School of Business Administration. The Company believes Mr. Gisel’s experience as President and CEO of a large, multi-national company makes him highly qualified to serve as a director.

Mr. Scannell joined the Company in 1990 as an Engineering Manager of Moog Ireland and later moved to Germany to become Operations Manager of Moog GmbH. In 1999, he became the General Manager of Moog Ireland, and in 2003 moved to the Aircraft Group as the Boeing 787 Program Manager and was subsequently named Director of Contracts and Pricing and elected a Vice President of the Company in 2005. He was elected Chief Financial Officer in 2007, a position he held until December 2010, at which time he was elected President and Chief Operating Officer. In December 2011, Mr. Scannell was elected Chief Executive Officer and was named Chairman of the Board in January 2014. In addition to an M.B.A. from The Harvard Business School, Mr. Scannell holds B.S. and M.S. degrees in Electrical Engineering from University College Cork, Ireland. The Company believes Mr. Scannell’s range of management experience in engineering, operations management, contracts and finance, along with his in-depth knowledge of the Company’s markets, products and technologies, make him highly qualified to serve as a director.

Mr. Kayser is President and CEO of Seneca Foods Corporation headquartered in Marion, New York. Prior to assuming his current position in 1993, Mr. Kayser was Seneca Food’s Chief Financial Officer. He received a B.A. from Hamilton College and an M.B.A. from Cornell University. The Company believes Mr. Kayser’s financial and business expertise, including an in-depth understanding of the preparation and analysis of financial statements, and experience as President of a large publicly traded corporation, makes him highly qualified to serve as a director.

Mr. Lipke retired as CEO of Gibraltar Industries, Inc., headquartered in Buffalo, New York, in December 2014 and served as Chairman of the Board through May 2015. Mr. Lipke started his career with Gibraltar in 1972, became President in 1987 and Chairman of the Board in 1993. Mr. Lipke attended the SUNY College of Technology at Alfred and the University of Akron. The Company believes Mr. Lipke’s extensive managerial experience at both the officer and director level, reflected by his tenure as Chairman of the Board and CEO of Gibraltar Industries, Inc., makes him highly qualified to serve as a director.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

Our Board of Directors and management are committed to effective corporate governance practices. Our Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews the Corporate Governance Guidelines and the Board committee charters in response to corporate governance developments, including regulatory changes, and recommendations by directors in connection with Board and committee evaluations.

Our Corporate Governance Guidelines and our Board committee charters are available on our website at www.moog.com by selecting Investors and then Corporate Governance. Shareholders may request a free printed copy of our Corporate Governance Guidelines from our Investor Relations department by contacting them by telephone at (716) 687-4225 or by e-mail to investorrelations@moog.com.

BUSINESS ETHICS CODE OF CONDUCT

We have a written code of business ethics and conduct which applies to all directors, officers and employees. Our Statement of Business Ethics is available on our website at www.moog.com by selecting Investors and then Corporate Governance. Shareholders may request a free printed copy of our Statement of Business Ethics from our Investor Relations department by contacting them by telephone at (716) 687-4225 or by e-mail to investorrelations@moog.com.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors has provided a process by which shareholders or other interested parties can communicate with the Board of Directors or with the non-management directors as a group. All such questions or inquiries should be directed to the Secretary of the Company, Robert J. Olivieri, c/o Hodgson Russ LLP, The Guaranty Building, 140 Pearl Street, Suite 100, Buffalo, New York 14202. Mr. Olivieri will review and communicate pertinent inquiries to the Board or, if requested, the non-management directors as a group.

LEADERSHIP STRUCTURE

John R. Scannell was named Chief Executive Officer in December 2011 and Chairman of the Board in January 2014. The Board has determined that at this time it is in the best interest of the Company and its shareholders for one person to serve as Chairman of the Board and Chief Executive Officer. The Company believes this is the appropriate leadership structure because Mr. Scannell is able to employ the experience and perspective gained over the past 25 years in his various roles of increasing responsibility at the Company to guide the Board effectively and efficiently in managing the property, affairs and business of the Company. While the Board believes this is the most appropriate structure at this time, it recognizes that there may be circumstances in the future that would lead to separate individuals serving in each capacity.

BOARD ROLE IN RISK OVERSIGHT

The Board is responsible for consideration and oversight of the risks facing the Company, managing this both directly and through standing committees of the Board. The Board is kept informed by various reports provided to it on a regular basis, including reports made by management at the Board and committee meetings. The Audit Committee performs a central oversight role with respect to financial and compliance risks and regularly reviews these risks with the full Board. The Executive Compensation Committee reviews and discusses with management the impact of the Company’s compensation policies and practices on risk taking within the Company. The committee roles are discussed in more detail later in this Proxy Statement.

DIRECTOR INDEPENDENCE

Under the independence standards set forth at 303A.02(b) of the New York Stock Exchange Listed Company Manual, the Board of Directors has affirmatively determined that the non-management directors consisting of Messrs. William G. Gisel, Kraig H. Kayser, R. Bradley Lawrence, Brian J. Lipke, Robert H. Maskrey, and Peter J. Gundermann are independent. Under these standards, the Board has also determined that all standing Board committees, other than the Executive Committee, are composed entirely of independent directors. In connection with determining that Mr. Maskrey is independent, the Board of Directors considered Mr. Maskrey’s consulting arrangement with the Company, which terminated effective December 31, 2012.

EXECUTIVE SESSIONS

The Company’s corporate governance guidelines provide that the non-management directors meet without management at regularly scheduled executive sessions. Generally, these sessions take place prior to, or following, regularly scheduled Board meetings. Each executive session is chaired by an independent director. The Audit Committee meets with the Company’s independent auditors in regularly scheduled executive sessions, with the Audit Committee chairperson presiding over such sessions.

BOARD OF DIRECTORS COMMITTEE MEETINGS AND MEMBERS

During fiscal 2015, the Board of Directors held five meetings. The following were the standing committees of the Board of Directors for fiscal 2015 and the number of meetings each committee held during fiscal 2015:

Director	Audit Committee	Executive Committee	Executive Compensation Committee	Nominating and Governance Committee
Richard A. Aubrecht	—	M	—	—
Donald R. Fishback	—	M	—	—
William G. Gisel, Jr.	M	—	C	M
Peter J. Gundermann	M	—	M	M
Kraig H. Kayser	C	—	—	M
R. Bradley Lawrence	—	—	—	—
Brian J. Lipke	—	—	M	C
Robert H. Maskrey	—	—	—	—
John R. Scannell	—	M	—	—
Number of Meetings Held	6	0	4	2

C = Chair / M = Member

In addition to these formal meetings, the Board and its standing committees may also act by unanimous written consent when appropriate. For various reasons, Board members may not be able to attend a Board meeting in person or by teleconference. All Board members are provided information related to each of the agenda items before each meeting, and, therefore, can provide counsel outside the confines of regularly scheduled meetings.

It is the Company’s policy that, to the extent reasonably practicable, Board members are expected to attend shareholder meetings. All of the directors attended the 2015 Annual Meeting of Shareholders.

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee is composed solely of independent directors, and participates in the search for qualified directors. The criteria for selecting nominees for election as directors of the Company shall include experience in the operation of large public or private organizations, as well as accomplishments, education, capabilities, high personal and professional integrity and the willingness to represent the interests of all shareholders and not of any special interest group. From time to time, the Nominating and Governance Committee will engage a professional search firm, to which it pays a fee, to assist in identifying and evaluating potential nominees. G. Fleck / Board Services, an executive search firm, assisted in the identification and evaluation of Ms. Reichelderfer as a nominee for election as a director. After conducting an initial evaluation of a candidate, the Nominating and Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director and will also ask the candidate to meet with other directors and management. If the Nominating and Governance Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board that candidate’s nomination for election.

The Nominating and Governance Committee does not have a formal written policy with regard to considering diversity in identifying nominees for director, but, when considering director candidates, it seeks individuals with backgrounds and capabilities that, when combined with those of the Company’s other directors, bring a broad range of complementary skills, expertise, industry and regulatory knowledge, and diversity of perspectives to build a capable, responsive and effective Board. Diversity considerations for a director nominee may vary at any time according to the particular area of expertise being sought to complement the existing Board composition.

A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed background of the candidate’s qualifications to the Secretary of the Company in accordance with the procedures outlined in the Company’s by-laws. In making a nomination, shareholders should take into consideration the criteria set forth above and in the Company’s Corporate Governance Guidelines. The Board of Directors has adopted a written charter for the Nominating and Governance Committee. A copy of the charter is available on the Company’s website.

The Nominating and Governance Committee met twice in fiscal 2015 and on November 16, 2015, met and nominated Messrs. Gundermann and Lawrence and Ms. Reichelderfer for election at the 2016 Annual Meeting of Shareholders.

AUDIT COMMITTEE

The Audit Committee is responsible for assisting the Board of Directors in monitoring the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and the independent auditor. The Audit Committee has the sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee. The Audit Committee reviews and discusses with management and the independent auditor the annual audited and quarterly financial statements, the disclosures in the Company’s annual and quarterly reports under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” critical accounting policies and practices used by the Company, the Company’s internal control over financial reporting, and the Company’s major financial risk exposures. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website.

All of the Audit Committee members meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Board has determined all Audit Committee members are Audit Committee financial experts under the rules of the Securities and Exchange Commission. The Audit Committee held six meetings in fiscal 2015, in person and by telephone conference. On a regular basis, the Audit Committee met with the Company’s internal auditors and met separately with the independent auditors and management.

EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee is responsible for discharging the Board of Directors’ duties relating to executive compensation, including making all decisions regarding compensation of the executive officers and is responsible for administering the Company’s executive compensation program. The Executive Compensation Committee reviews both short-term and long-term corporate goals and objectives with respect to compensation of the CEO and the other executive officers. The Executive Compensation Committee also reviews and discusses with management the impact of Moog’s compensation policies and practices on risk-taking within the Company. The Executive Compensation Committee evaluates, at least once a year, the performance of the CEO and other executive officers in light of these goals and objectives and, based on these evaluations, approves the compensation of the CEO and the other executive officers. The Executive Compensation Committee also reviews and recommends to the Board incentive compensation plans that are subject to the Board’s approval.

The Executive Compensation Committee is responsible for approving stock incentive awards to executive officers and key employees. The Executive Compensation Committee reviews management recommendations regarding awards to both executive officers and key employees, evaluating such potential awards in relation to overall compensation levels. The Executive Compensation Committee also reviews such awards with consideration for the potential dilution to shareholders, and limits stock awards such that the potential dilutive effect is within normally accepted practice. With regard to option and stock appreciation rights grants to directors, such grants are approved by the full Board of Directors. The Executive Compensation Committee held four meetings in fiscal 2015.

All of the Executive Compensation Committee members meet the independence requirements of the New York Stock Exchange. The Board of Directors has adopted a written charter for the Executive Compensation Committee. A copy of the charter is available on the Company’s website.

During fiscal 2015, the Executive Compensation Committee utilized data provided in a report prepared by Hay Group, an independent professional compensation consulting firm, to assist and guide the Executive Compensation Committee. The Hay Group data was used to compare Moog’s executive compensation program with current industry trends, and to benchmark individual officer compensation levels against our peer group and Hay Group’s wider executive database. This report was also used to establish the compensation level of our CEO. Our CEO makes recommendations to the Executive Compensation Committee regarding the compensation levels of other executive officers.

Moog used Hay Group for compensation consultation services, which are provided independently of the services to the Executive Compensation Committee. The amount of fees for these additional services performed by Hay Group was approximately $68,000 for fiscal 2015. The Executive Compensation Committee has assessed the independence of Hay Group pursuant to New York Stock Exchange rules and concluded that no conflict of interest exists that would prevent Hay Group from independently providing services to the Executive Compensation Committee.

Additional information regarding the Executive Compensation Committee’s processes and procedures for establishing and overseeing executive compensation is disclosed in the “Compensation Discussion and Analysis” section.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Executive Compensation Committee was an officer or employee of Moog during the last fiscal year, was formerly an officer of Moog, or has any relationships with Moog requiring disclosure under any paragraph of Item 404 of Regulation S-K. Since the beginning of the last fiscal year, no executive officer of Moog has served on the compensation committee of any company that employs a director of Moog.

RELATED PARTY TRANSACTIONS

We use a combination of Company policies and established review procedures, including adherence to New York Stock Exchange Listing standards, to ensure related party transactions are reviewed, approved and ratified, as appropriate. We do not maintain these policies and procedures under a single written policy.

The Nominating and Governance Committee is responsible for developing, recommending and reviewing annually the Board of Directors Corporate Governance Guidelines to comply with state and federal laws and regulations, and with New York Stock Exchange Listing Standards. The Board of Directors is further required to meet the independence standards set forth in the New York Stock Exchange Listed Company Manual. The Audit Committee is responsible for the review, approval or ratification of any related party transactions as noted in the “Compliance Oversight Responsibilities” section of the Charter of the Audit Committee of the Board of Directors. Our Statement of Business Ethics, which applies to all directors, officers and employees, provides guidance on matters such as conflicts of interest and procurement integrity, among others.

We require that each director and officer complete a questionnaire annually. The questionnaire requires positive written affirmation regarding related party transactions that may constitute a conflict of interest, including: any transaction or proposed transaction in excess of $120,000 involving the director or officer or an immediate family member and the Company, a subsidiary or any pension or retirement savings plan; any indebtedness to the Company; dealings with competitors, suppliers or customers; any interest in real or personal property in which the corporation also has an interest; and the potential sale of any real or personal property or business venture or opportunity that will be presented to the Company for consideration. We review each questionnaire to identify any transactions or relationships that may constitute a conflict of interest, require disclosure, or affect an independence determination.

Any such transactions with the directors, officers, their immediate family members or any 5% shareholder are reviewed by the Audit Committee, and, when necessary, the full Board of Directors. These reviews are intended to ensure any such transactions are conducted on terms as fair as if they were on an arm’s length basis and do not conflict with the director’s or officer’s responsibilities to the Company. If the Audit Committee or Board of Directors were to determine that a transaction is not on terms as fair as if it were on an arm’s length basis, the transaction would be modified such that the transaction were as fair as if it were on an arm’s length basis. The Audit Committee and Board of Directors place significant reliance on their collective business judgment, experience and expertise in their review and deliberations.

For situations in which it is either clear that a conflict of interest exists or there is a potential conflict of interest, the related director or officer is obligated to recuse himself from any discussion on the business arrangement. That director or officer does not participate in approving or not approving the related transaction. The remaining members of the Board of Directors make those determinations.

There were no transactions required to be reported under Item 404(a) of Regulation S-K that were not required to be reviewed or where the Company’s policies and procedures for review were not followed in fiscal 2015.

OTHER DIRECTORSHIPS

Current directors and director nominees of the Company are presently serving or have served at any time during the past five years on the following boards of directors of other publicly traded companies:

Director	Company
William G. Gisel, Jr.	KeyCorp, Mod-Pac Corporation (1)
Peter J. Gundermann	Astronics Corporation
Kraig H. Kayser	Seneca Foods Corporation
R. Bradley Lawrence	Esterline Technologies Corporation (2)
Brian J. Lipke	Gibraltar Industries, Inc. (3)
Brenda L. Reichelderfer (nominee)	Federal Signal Corporation, Meggitt PLC
John R. Scannell	Albany International

(1)	Mod-Pac Corporation completed a going-private transaction on September 30, 2013.

(2)	As of March 2014, Mr. Lawrence no longer serves as a director of Esterline Technologies Corporation as he retired at the conclusion of the 2014 annual meeting.

(3)	As of June 2015, Mr. Lipke no longer serves as a director of Gibraltar Industries, Inc. as he retired from the board in his capacity as Executive Chairman.

WEBSITE ACCESS TO INFORMATION

The Company’s internet address is www.moog.com. The Company has posted to the investor information portion of its website its Corporate Governance Guidelines, Board committee charters (including the charters of its Audit, Executive Compensation and Nominating and Governance Committees) and Statement of Business Ethics. This information is available in print to any shareholder upon request. All requests for these documents should be made to the Company’s Investor Relations department by calling (716) 687-4225 or by email to investorrelations@moog.com.

COMPENSATION OF DIRECTORS

Non-employee directors are paid $10,000 per quarter and are reimbursed for expenses incurred in attending Board and Committee meetings. The aggregate cash remuneration for attending Board and committee meetings for all non-management directors, excluding reimbursement of out-of-pocket expenses, was $230,000 for fiscal 2015.

During fiscal 2015, awards were granted under the 2008 Stock Appreciation Rights Plan, which provides that appreciation rights in a certain number of underlying Class A shares may be granted to non-employee directors. Messrs. Gisel, Gundermann, Kayser, Lipke, and Maskrey each were granted 2,000 SARs to be settled in Class A shares at an exercise price per share equal to the fair market value of a Class  A share on the date of grant.

— 2015 DIRECTOR COMPENSATION —

Name	Fees Earned or Paid in Cash	SAR Awards (1)	All Other Compensation	Total
William G. Gisel, Jr.	$40,000	$64,028	—	$104,028
Peter J. Gundermann	$40,000	$64,028	—	$104,028
Kraig H. Kayser	$40,000	$64,028	—	$104,028
R. Bradley Lawrence	$30,000	—	—	$30,000
Brian J. Lipke	$40,000	$26,722	—	$66,722
Robert H. Maskrey	$40,000	$26,722	—	$66,722

(1)

This column shows the aggregate grant date fair value of SAR awards computed in accordance with ASC 718 granted in fiscal 2015. The amounts do not reflect the actual amounts that may be realized by directors. A discussion of the assumptions used in calculating these values may be found in Note 14 to the audited financial statements in Moog’s Annual Report on Form 10-K for fiscal 2015.

The following table shows the number of stock appreciation rights relating to Class A shares granted to each non-employee director during fiscal 2015.

Name	Grant Date	Number of Shares Under SAR Award	Closing Price on Grant Date
William G. Gisel, Jr.	11/11/2014	2,000	$74.38
Peter J. Gundermann	11/11/2014	2,000	$74.38
Kraig H. Kayser	11/11/2014	2,000	$74.38
R. Bradley Lawrence	—	—	—
Brian J. Lipke	11/11/2014	2,000	$74.38
Robert H. Maskrey	11/11/2014	2,000	$74.38

The aggregate number of SARs and options on Class A shares held by each non-employee director as of October 3, 2015 was as follows:

Name	SARs on Moog Class A Shares	Options on Moog Class A Shares
William G. Gisel, Jr.	5,500	—
Peter J. Gundermann	9,625	—
Kraig H. Kayser	11,125	4,614
R. Bradley Lawrence	—	—
Brian J. Lipke	11,125	3,076
Robert H. Maskrey	11,125	4,614

EXPENSE REIMBURSEMENT

Non-employee directors are reimbursed for travel and other out-of-pocket expenses in the performance of their duties.

INDEMNIFICATION AGREEMENTS

Moog has indemnification agreements with our directors. These agreements provide that directors are covered under our directors and officers liability insurance, which indemnifies directors to the extent permitted by law and allows for the advance of funds to directors to cover expenses subject to reimbursement if it is later determined indemnification is not permitted.

DEFERRED COMPENSATION PLAN

This plan allows non-employee directors to defer all or part of the director’s cash fees. Directors deferring cash fees must notify the Company of any changes to the elections to defer fees for a calendar year by the end of the preceding calendar year, with new directors having 30 days to make such an election. Directors deferring cash fees accrue interest monthly at the average of the six month Treasury bill rate. During fiscal 2015, three directors participated in this plan. The table below shows the amounts deferred for fiscal 2015.

Name	2015 Fees Percent Deferred	Payment of Deferred Fees from Prior Years
William G. Gisel, Jr.	100%	$ —
Peter J. Gundermann	0%	$ —
Kraig H. Kayser	100%	$ —
R. Bradley Lawrence	0%	$ —
Brian J. Lipke	100%	$ —
Robert H. Maskrey	0%	$ —

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (“CD&A”) provides detailed information about the compensation arrangements for the Company’s NEOs:

•	John R. Scannell — Chief Executive Officer and Chairman of the Board

•	Donald R. Fishback — Vice President and Chief Financial Officer

•	Warren C. Johnson — Vice President and former President, Aircraft Group (1)

•	Lawrence J. Ball — Vice President and President, Components Group

•	Sean Gartland – Vice President, Strategic Growth Initiatives (2)

(1)	Mr. Johnson, retired as President, Aircraft Group effective August 1, 2015 but remains an officer of the Company.

(2)	Mr. Gartland, formerly Vice President and President, Industrial Group, was named Vice President, Strategic Growth Initiatives effective September 1, 2015.

This CD&A includes the Executive Compensation Committee’s compensation philosophy, the objectives of our compensation program and a discussion of each element of compensation paid to the NEOs for our most recent fiscal year.

EXECUTIVE SUMMARY

The objective of the Company’s executive compensation program is to provide a compensation package that will attract, retain, motivate and reward superior executives who must operate in a highly competitive and technologically challenging environment.

2015 Performance

In fiscal 2015, the Company responded to a series of challenges across multiple fronts. Our defense businesses had both top-line pressure and negative mix shifts. Our industrial businesses wrestled with foreign currency movements and the weakened economic conditions in both Europe and Asia. In addition, our sales into the energy markets were particularly hard hit by the drop in oil prices. Our commercial aircraft growth slowed and our supply chain did not meet our cost targets as quickly as we had projected. In total, it was a year of significantly more headwinds than we had planned for a year ago.

In response, we sold some small businesses, and identified some others for future divestiture. We exited several smaller product lines as we continue to focus our portfolio on the most promising opportunities. We reduced costs in areas where sales were down, while continuing to invest in opportunities for future growth. In the face of these challenges, we delivered solid earnings and record cash flow. We deployed our cash to buy back shares and recapitalized our balance sheet to provide for future flexibility.

Fiscal 2015 sales of $2.53 billion were down 5% year over year, with 80% of the decrease due to the stronger dollar. Net earnings of $132 million were down 17%, but earnings per share of $3.35 were only down 5% on the lower share count. The decline in earnings per share during fiscal 2015 resulted in no management profit share being earned by our senior leadership, including the NEOs.

2015 Executive Compensation Assessment

The Executive Compensation Committee uses data provided by Hay Group, a compensation consultant, to establish competitive salaries for each of the NEOs. Information regarding the compensation consultant and this analysis are provided in greater detail throughout the CD&A.

In our total direct compensation programs (detailed on pages 22 to 23), each of the three major elements, base salary, Management Profit Share (“MPS”), and equity-based compensation, are considered independently. However, the Executive Compensation Committee also considers how our total compensation compares with the total compensation of comparable executives in peer organizations.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

In summary, the key aspects of the Company’s compensation for the NEOs are as follows:

•	Total Direct Compensation for all NEOs between 27% and 71% of peer group medians, with an average of 54%;

•	Base salaries between 99% and 129% of the peer-group medians, with an average of 119%;

•	Base salary increases tied to market benchmarks, time in position and individual job performance;

•	MPS paid only when EPS increases and, therefore, no MPS was paid for this year;

•	Value of Long-Term Incentives (SAR awards) between 17% and 59% of peer group median LTIs, with an average of 42%;

•	SAR awards link NEO compensation to long-term shareholder interests;

•	Shares related to outstanding unexercised stock options are 0.68% of total outstanding shares;

•	Shares related to outstanding unexercised SAR awards are 0.59% of total outstanding shares;

•	Company policy prevents re-pricing option grants and SAR awards;

•	Change in control agreements are double triggered.

The Role of Shareholder Say-On-Pay Votes

The Company provides its shareholders with the opportunity to cast an advisory vote every three years on its executive compensation program (referred to as a “say-on-pay proposal”). At the Company’s Annual Meeting of Shareholders held on January 7, 2015, approximately 99% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Executive Compensation Committee believes this result affirms shareholders’ support of the Company’s approach to executive compensation, and therefore maintained this approach in fiscal 2015. The Executive Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the NEOs.

Upcoming Changes to Executive Compensation Design in Fiscal 2016

The Executive Compensation Committee has been working with senior management to review the Company’s short and long-term incentive plans.

The current MPS plan awards annual cash bonuses based on the annual percentage growth in earnings per share (“EPS”). Beginning with the award for fiscal 2016, MPS will include an additional performance metric in the form of free cash flow conversion (free cash flow divided by net earnings) that will comprise 25% of the target award. The Company believes that this will improve alignment between the annual bonuses paid and Company performance.

The review has also led to prospective changes in the structure of our long-term incentives. In January 2015, the 2014 LTI Plan was approved by shareholders, providing for the grant of equity-based awards covering 2,000,000 Class A or Class B shares of stock. Beginning in fiscal 2016, we are introducing a new performance-based award in the form of restricted stock units (“RSUs”) to be granted along with SARs. The RSUs will vest conditionally based on a three-year performance period using total sales growth and operating margin improvement targets.

The Company believes that these changes will improve alignment between both short and long term incentives and Company performance. The metrics selected for linkage to these plans were chosen because of their profile within the Company as key performance indicators.

The changes described here will be introduced during fiscal 2016, and had no impact on compensation in fiscal 2015.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

COMPENSATION PHILOSOPHY AND OBJECTIVES

The main objective of the Company’s executive compensation program is to provide a compensation package that will attract, retain, motivate and reward superior executives who must operate in a highly competitive and technologically challenging environment.

Moog seeks to do this by linking annual changes in executive compensation to overall Company performance, as well as each individual’s contribution to the results achieved. The emphasis on overall Company performance is intended to align the executives’ financial interests with the interest of shareholders.

Moog also seeks fairness in total compensation with reference to external comparisons, internal comparisons and the relationship between management and non-management remuneration.

The Company’s executive compensation program aims to take a balanced approach. On the one hand, we recognize that near-term shareholder value can be created by the achievement of near-term results. To reward near-term success, annual salary increases are linked to market rates and individual job performance, and MPS reflects annual increases in earnings per share. On the other hand, the Company’s business, particularly in aerospace and defense, requires that executives make decisions and commitments where benefits, in financial terms, take years to develop. The Company’s equity-based compensation program is intended to reward long-term success and to align executives’ financial interests with those of long-term shareholders.

ROLES AND GOVERNANCE

The Executive Compensation Committee

The Executive Compensation Committee of the Board is composed solely of independent, non-employee directors. The Executive Compensation Committee meets to determine CEO compensation, and has final approval on all elements of officer compensation. Any changes in benefit plans which affect executive officers are presented to the Executive Compensation Committee for review and approval and presentation to the entire Board.

For fiscal 2015, this Committee was comprised of the following members:

•	Chair — William G. Gisel, Jr.

•	Peter J. Gundermann

•	Brian J. Lipke

Independent Consultant

The Executive Compensation Committee selects and retains the services of Hay Group, a compensation consultant, to provide professional advice on the Company’s executive officer compensation. Hay Group is retained directly by the Executive Compensation Committee and works directly with the Executive Compensation Committee’s chairman. Hay Group advises on the design of compensation arrangements and provides an independent market assessment of peer companies, using Hay Group’s Job Evaluation methodology and general industry compensation and practices.

The compensation consultant works with management to collect information, to solicit management’s input and to understand Moog’s plans, goals and actual performance. The consulting relationship is reviewed by the Executive Compensation Committee annually to determine its satisfaction with the services and advice provided by the compensation consultant.

See “Executive Compensation Committee” on page 14 for more information about the services provided by Hay Group and its independence.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

MARKET ASSESSMENT

The Basis of Comparison

As part of their review process, Hay Group makes comparisons of the Company’s compensation program to two groups of companies. The first comparison is with Hay Group’s proprietary Industrial Executive Compensation Report. The second comparison is a group of seventeen companies whose businesses are similar to Moog’s and whose revenues are reasonably comparable. Hay Group reviews this peer group each year and recommends changes where appropriate.

The peer group features one change, with Crane Co. replacing Alliant Techsystems Inc. Crane Co. is an international engineering business based in Stamford, Connecticut that operates in fluid handling, aerospace and electronics, engineered materials and merchandising systems sectors. Orbital Sciences Corporation became Orbital ATK, Inc. after acquiring the aerospace and defense interest of Alliant Techsystems Inc.

AAR CORP.	Orbital ATK, Inc.
Actuant Corporation	Regal-Beloit Corporation
B/E Aerospace, Inc.	Rockwell Collins, Inc.
Crane Co.	Spirit AeroSystems, Inc.
Cubic Corporation	Teledyne Technologies, Inc.
The Curtiss-Wright Corporation	Transdigm Group Incorporated
Esterline Technologies Corporation	Triumph Group, Inc.
Hexcel Corporation	Woodward, Inc.
Kaman Corporation

DIRECT COMPENSATION COMPONENTS OF THE EXECUTIVE COMPENSATION PROGRAM

Base Salary

Both the Executive Compensation Committee and the Company use the Hay Group’s Job Evaluation methodology for professional roles, including its NEOs. The Hay Group’s Job Evaluation methodology is an analytical, factor-based scheme that measures the relative importance of jobs by assigning them points within an organization. Each NEO has an evaluation score that is used to benchmark compensation. Hay Group provides annual peer-company salary data, as well as data from their wider executive compensation survey. This information provides the basis for determining a competitive base salary for each position. NEOs’ base salaries are reviewed annually, and adjustments are based on a comparison with market benchmarks, time in position and individual job performance.

Management Profit Share

The Company’s senior leadership, both managerial and technical, numbers approximately 400 persons. This entire group, including the NEOs, participates in a Management Profit Sharing Program in which a cash bonus payout each year is a function of the year-over-year percentage growth in the Company’s earnings per share. A simple formula is used to determine the cash bonus amount. Any payout depends entirely on the Company’s year-over-year percentage growth in earnings per share and there are no individual performance incentives in the formula.

The Company uses this single metric to underscore the importance of collaboration at all levels of leadership. The Company supplies products to a diverse array of customers in a variety of global markets. The common thread is that the technology used in our high-performance precision control and fluid flow systems, and our other key technical resources, are transferrable from one segment to another in response to fluctuating customer demands. Having our senior leadership focus on “what’s good for the Company” has been an important factor in the Company’s consistent performance.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Long-Term Incentives / Equity-Based Compensation

Stock Options

While the Company currently does not issue stock option awards, such awards had been a consistent element of executive compensation until 2008. The 2003 Stock Option Plan, which terminated in November 2012, covers outstanding stock options for Class A shares in the form of both incentive stock options (ISOs) and non-qualified stock options (NQSOs). Stock options issued to executive officers and directors could not be exercised until at least one year after the option grant. Each executive officer option grant contained a vesting schedule, with the vesting schedule constructed to maintain the treatment of the options as ISOs. However, in certain cases options granted to executive officers will be treated as NQSOs due to IRS limitations. NQSOs issued to non-employee directors do not have a vesting schedule and can be exercised at any time starting one year after the option grant.

The options were priced at the New York Stock Exchange Moog Class A share closing price on the day the Board approved the option grants. Stock options awarded for Class A shares under these plans did not consider individual performance. After consideration of peer company data provided by Hay Group, a fixed option award was made to each NEO, with a slightly larger award to the CEO. Compared with peer companies, our stock option awards have been modest. It is Company policy not to re-price option grants. In the interest of maintaining alignment between management and shareholder’s interests, the 2003 Stock Option Plan imposes a three-year holding period on option shares unless shares of Company stock are used in payment of the option exercise price.

Stock Appreciation Rights

The 2008 Stock Appreciation Rights Plan (“2008 SAR Plan”), which terminated on January 7, 2015, following shareholder approval of the Moog Inc. 2014 Long Term Incentive Plan (“2014 LTI Plan”), provided for the award of stock appreciation rights (“SARs”). SARs issued under this plan confer a benefit based on appreciation in value of Class A shares, and are settled in the form of Class A shares.

The purpose of the 2008 SAR Plan has been to promote the long-term success of the Company and to create shareholder value by (a) encouraging non-employee directors, officers and key executives performing service for the Company to focus on critical long-range objectives, (b) encouraging the attraction and retention of eligible participants with exceptional qualifications, and (c) linking participants directly to shareholder interests through ownership of the Company. The 2008 SAR Plan sought to achieve this purpose by providing for awards in the form of SARs, which derive value only from the appreciation in price of the Company’s stock and that are payable in shares of Company stock.

The number of annual SARs awarded was determined in collaboration with Hay Group utilizing peer company survey data. Annual SARs awarded to executive officers to date have been at values below the median of the Company’s peer companies. Individual performance is not used to determine the number of NEO SAR awards.

Moog Inc. 2014 Long Term Incentive Plan

In January 2015, the 2014 LTI Plan was approved by shareholders, providing for the grant of awards covering 2,000,000 shares of stock. While we believe our long-term incentive arrangements have been effective to date, the 2014 LTI Plan provides a more flexible framework that permits the development and implementation of a variety of stock-based incentives which will enable the Company to base awards on key performance metrics as well as to further align our long-term incentive compensation with our peers and shareholder interests. No awards were granted under this plan in fiscal 2015.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

OTHER BENEFITS AND PERQUISITES

Retirement Programs

The Company believes that a retirement plan is a key element in attracting and retaining employees at all levels of the organization. The Company has provided a defined benefit retirement plan in the past, but U.S. employees hired after January 1, 2008 are now covered under a defined contribution plan. The Company maintains benefits to participants under both the defined benefit plan and defined contribution plan. Certain NEOs participate in the U.S. defined benefit retirement plan and all participate in a supplemental plan. One NEO also has deferred membership in an Irish defined benefit plan and an international defined contribution plan. These plans are described in more detail along with officers’ other pension benefits on pages 36 to 37. The value of pension benefits for each NEO can be found in the table on page 38.

Medical Coverage

The NEOs participate in the same health insurance programs available to all employees. In addition, our executive officers have coverage under an enhanced medical insurance policy that generally covers all unpaid healthcare expenses deductible under IRS guidelines. This supplemental coverage plan was established in accordance with industry practice for senior executives. We believe that conforming in this way to industry standards aids in executive retention.

Vacation, Disability and Group Life Insurance

NEOs participate in the same vacation, disability and life insurance programs as all other Moog employees. Life insurance coverage for employees is based upon a multiple of salary, with the multiple for the NEOs generally being two times annual salary.

Termination Benefits

NEOs and other members of executive management are provided termination benefit agreements that are triggered under certain circumstances, including a change in control. Under these agreements, executive officers receive salary continuance for up to three years based upon length of service; MPS on a prorated basis in the year of termination; and medical coverage, life and disability benefits and club dues for one year. These agreements are designed to retain executives and provide continuity of management in the event of a change in control. The Company believes that these severance and change in control benefits are required to attract and retain executive talent in a marketplace where such benefits are commonly offered. Further information can be found under the heading “Potential Payments Upon Termination or Change in Control” section on pages 40 to 42.

Other Benefits

The Company reimburses fees for membership in certain private clubs so that the Company’s executives have these facilities available for entertaining customers, conducting Company business and fulfilling community responsibilities.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

COMPETITIVE ANALYSIS OF TOTAL DIRECT COMPENSATION

The following tables compare the compensation elements for the Company’s NEOs to those of executives in comparable positions in the peer group identified by Hay Group. Total Direct Compensation, as reported here, includes salary paid, MPS paid, and the grant date fair market value of SARs awarded, represented in thousands of dollars.

	Base Salary			Non-Equity Incentive Compensation (MPS)			Long-Term Incentives
Name & Principal Position	Moog	Peer Group Median	Ratio	Moog	Peer Group Median	Ratio	Moog	Peer Group Median	Ratio
John R. Scannell	$819	$825	99%	$ —	$1,197	0%	$480	$2,900	17%
Chief Executive Officer
Chairman of the Board
Donald R. Fishback	$504	$473	107%	$ —	$397	0%	$320	$855	37%
Chief Financial Officer
Vice President
Warren C. Johnson	$629	$447	141%	$ —	$379	0%	$320	$848	38%
Vice President
President, Aircraft Group (retired)
Lawrence J. Ball	$522	$406	129%	$ —	$307	0%	$320	$564	57%
President, Components Group
Vice President
Sean Gartland	$451	$386	117%	$ —	$240	0%	$320	$545	59%
Vice President,
Strategic Growth Initiatives

Name & Principal Position	Total Direct Compensation
	Moog	Peer Group Median	Ratio
John R. Scannell	$1,299	$4,807	27%
Chief Executive Officer
Chairman of the Board
Donald R. Fishback	$824	$1,647	50%
Chief Financial Officer
Vice President
Warren C. Johnson	$949	$1,616	59%
Vice President
President, Aircraft Group (retired)
Lawrence J. Ball	$842	$1,179	71%
President, Components Group
Vice President
Sean Gartland	$771	$1,228	63%
Vice President,
Strategic Growth Initiatives

COMPENSATION DISCUSSION AND ANALYSIS (continued)

THE PROCESS USED TO DETERMINE COMPENSATION

Base Salary

The process for setting annual base salaries is one wherein the CEO makes recommendations for merit-based salary increases and, occasionally, base salary adjustments needed to position an executive officer appropriately against market benchmarks. The Executive Compensation Committee approves or adjusts those recommendations for a final determination. As part of this process, the CEO prepares a performance appraisal for each executive officer, including himself, which is reviewed in detail by the Executive Compensation Committee. These performance appraisals take into consideration:

•	the outcomes achieved by the business unit or functional area for which the officer is responsible;

•	the conduct and contribution of the officer and the organization he manages in achieving overall Company results; and

•	the officer’s achievements in developing organizational strength for the future.

In developing his recommendations for base salary increases and adjustments for the calendar year for the NEOs in 2015, the CEO used a framework which relates percentage increases to merit ratings for each individual. In 2015, a satisfactory performance for an officer would earn an increase of between 2% and 3%, while an outstanding performance earned a 4% increase. All increases were referenced against peer group benchmark data and the CFO was one of two NEOs who received additional adjustments to move them closer to the market median.

The Executive Compensation Committee is mindful of the IRS limitation on deductibility of compensation over $1 million. No executive officer’s compensation for fiscal 2015 exceeded the IRS limitation.

Management Profit Share

Annual cash bonuses paid to senior executives are developed in accordance with a management profit sharing plan in which there are approximately 400 participants. For this group, cash bonuses are paid each year in which the Company achieves growth in earnings per share. The bonus amount payable to each participant is determined by multiplying the participant’s base salary by the product of the percentage improvement in Moog’s earnings per share and one of four multipliers based on a participant’s responsibilities.

During fiscal 2015, there were 13 executive officers who were responsible for the overall management and success of the Company and were eligible to receive a cash bonus that is equal to the participant’s base salary at year end multiplied by the percentage improvement in earnings per share times a factor of 3.0, subject to a cap of 60% of base salary. As there was no growth in earnings per share in fiscal 2015, no bonus was paid.

The multiplier is used to achieve bonus payments which, in years of strong earnings growth, are somewhat comparable to the bonus plans for executives in other companies in the peer group identified by Hay Group. The Company’s earnings per share increase and NEO bonus history over the last three years is as follows:

Year	EPS Increase %	NEO Bonus %
2015	0.0%	0.0%
2014	8.0%	24.0%
2013	0.0%	0.0%

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Equity-Based Compensation

The Company believes that stock ownership on the part of executive officers serves to align the leadership of the Company with the interest of shareholders.

The Board of Directors appointed the Executive Compensation Committee to administer all components of executive compensation, including equity-based compensation plans. These responsibilities include the authority to construe and interpret the terms of the plans and awards granted under them, to determine the persons eligible to receive awards, when each award will be granted and the terms of each award, including the award amounts granted. No awards may be re-priced in accordance with the terms of the Company’s outstanding plans.

During fiscal 2015, SAR awards of 15,000 shares for the CEO and 10,000 shares for each of the executive officers were granted under the 2008 SAR Plan. The Executive Compensation Committee has not use a formulaic approach, but in years when performance is considered adequate, the Executive Compensation Committee has invited the CEO to make recommendations for SAR awards for all executive officers other than himself. These recommendations were either approved or adjusted by the Executive Compensation Committee. With regard to the CEO, SAR awards were determined by the Executive Compensation Committee. A total of 192,000 SARs were awarded in fiscal 2015, resulting in a burn rate of less than 1% based on the diluted weighted-average shares outstanding.

A SAR award contains such terms and conditions as was determined by the Executive Compensation Committee, subject to the terms of the 2008 SAR Plan, including the date on which the SARs become exercisable and the expiration date of the SARs. The exercise price of a SAR will be equal to the fair market value of one Class A share on the date of grant. The total number of SARs awarded to any one employee during any fiscal year of the Company may not exceed 50,000.

SARs vest and become exercisable pursuant to the terms and conditions outlined in each participant’s award agreement, as was determined by the Executive Compensation Committee. SARs do not become exercisable earlier than the first anniversary of the date of grant, and vested SAR awards will be exercisable by participants only until the tenth anniversary of the date of grant.

In the development of the 2008 SAR Plan, Hay Group was engaged in a consulting capacity. The Executive Compensation Committee, known as the Stock Option Committee at the time, in collaboration with the CEO, selected a pattern of SAR distributions where all officers except the CEO were awarded the same number of SARs. Hay Group analysis indicates that the value of the Company’s awards in SARs is below the median of peer companies.

No awards were granted under the 2014 LTI Plan in fiscal 2015.

The Executive Compensation Committee remains mindful of the relationship between the number of stock-based compensation awards granted and the shares outstanding. As of the fiscal 2015 year-end, the shares related to the Company’s outstanding unexercised options were 0.68% of the total outstanding shares and those related to the Company’s outstanding unexercised SAR awards were 0.59% of the total outstanding shares. It is important to note that while option grants are equivalent to resulting Company shares, the same is not true for SARs. The shares related to outstanding SAR awards are based upon the October 2, 2015 closing price and, where applicable, mandatory federal and state tax withholdings for employees at an assumed rate of 35%.

RISK REVIEW

In formulating and evaluating the Company’s executive compensation program, the Executive Compensation Committee considers whether the program promotes excessive risk-taking. The Executive Compensation Committee believes the components of the Company’s executive compensation program:

•	Provide an appropriate mix of fixed and variable pay;

•	Balance short-term operational performance with long-term increases in shareholder value;

•	Reinforce a performance-oriented environment; and

•	Encourage recruitment and retention of key executives.

The Executive Compensation Committee of the Board of Directors has followed consistent practices over the years and the members of the Executive Compensation Committee have not seen any evidence that our compensation programs create risks that are reasonably likely to have a material adverse effect on our Company. The Executive Compensation Committee believes the leadership of the Company is not provided with incentives which would result in leadership taking unreasonable risks in order to achieve short term results at the expense of the long-term health and welfare of the shareholders’ investment. Additional policies are in place to further reduce the likelihood of excessive risk-taking, such as the insider trading policy, which prohibits key insiders, including officers, from engaging in short sales or hedging transactions involving the Company’s securities.

THE EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Board of Directors has reviewed and discussed this CD&A with the Company’s management. Based on this review and these discussions with management, the Executive Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Executive Compensation Committee Members:

William G. Gisel, Jr., Chair	Brian J. Lipke
Peter J. Gundermann

2015 EXECUTIVE COMPENSATION DATA

DISTINGUISHING “AWARDED” PAY FROM “REPORTED” PAY

In reviewing our executive compensation, it is important to distinguish the reported compensation provided to our named executives in fiscal 2015 from the compensation that was actually awarded to our NEOs in fiscal 2015. We have provided the following additional compensation table in order to remove the volatility related to the effects of changes in actuarial assumptions on the value of the NEOs’ pension benefits as required to be disclosed in the Summary Compensation Table. This table is not a substitute for the 2015 Summary Compensation Table, which appears on page 30.

The table below shows the compensation awarded to each of our NEOs for fiscal 2015. This table includes:

•	Salaries paid during fiscal 2015;

•	SAR and options awarded in fiscal 2015;

•	Non-equity incentive compensation earned for fiscal 2015, and

•	All other compensation.

Name and Principal Position	Year (1)	Salary (2)	SAR Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
John R. Scannell	2015	$818,771	$480,213	$—	$45,485	$1,344,469
Chief Executive Officer,	2014	$775,076	$404,311	$188,044	$39,553	$1,406,984
Chairman of the Board	2013	$727,319	$489,215	$—	$40,573	$1,257,107
Donald R. Fishback	2015	$503,890	$320,142	$—	$45,019	$869,051
Chief Financial Officer,	2014	$459,545	$269,541	$112,495	$41,385	$882,966
Vice President	2013	$423,998	$315,464	$—	$37,369	$776,831
Warren C. Johnson	2015	$629,044	$320,142	$—	$33,154	$982,340
Vice President	2014	$604,152	$269,541	$146,575	$32,756	$1,053,024
President, Aircraft Group (retired)	2013	$579,067	$315,464	$—	$32,146	$926,677
Lawrence J. Ball	2015	$521,699	$320,142	$—	$26,949	$868,790
President, Components Group	2014	$501,759	$269,541	$121,835	$28,559	$921,694
Vice President	2013	$481,680	$315,464	$—	$28,954	$826,098
Sean Gartland	2015	$450,892	$320,142	$—	$40,765	$811,799
Vice President,	—	n/a	n/a	n/a	n/a	n/a
Strategic Growth Initiatives	—	n/a	n/a	n/a	n/a	n/a

(1)	The years reported are the Company’s fiscal years ended October 3, 2015, September 27, 2014 and September 28, 2013.

(2)	Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.

(3)

This column shows the aggregate grant date fair value computed in accordance with ASC 718. The amount is based on the fair value of the equity-based award as determined using the Black-Scholes option-pricing model multiplied by the number of securities underlying the SAR awards. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating these values may be found in Note 14 to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended October 3, 2015.

(4)

This column shows MPS compensation, as described on page 22, for the fiscal years reported. Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.

(5)

The table on page 31 shows the components of this column, which generally include health care and life insurance premiums, Company matching contributions to the Company’s defined contribution plans, accrued vacation payments and other perquisites. The amounts represent the amount paid by, or the incremental cost to, the Company.

— 2015 SUMMARY COMPENSATION TABLE —

The table below presents dollar amounts computed as required under SEC rules.

The amounts shown for options and SARs reflect the aggregate grant date fair value. These amounts do not reflect the current or prospective value of these awards to the executive.

The amounts shown under the column “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” reflect the change in the actuarial present value of each NEO’s retirement benefits. For fiscal 2015, certain employees participating in our defined benefit retirement plans, including the NEOs, have an increase in the actuarial value of their pension benefit. The Company changed the mortality assumptions used to calculate these values, which resulted in the majority of the increase in the actuarial value of pension benefits for our employees, including the NEOs. The values for fiscal 2015 reflect this change in mortality assumptions, the MPS plan described on page 22, the impact of changes in interest rates on actuarial present value calculations, years of credited service and changes in compensation levels.

Name and Principal Position	Year (1)	Salary (2)	SAR Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
John R. Scannell	2015	$818,771	$480,213	$—	$986,408	$45,485	$2,330,877
Chief Executive Officer,	2014	$775,076	$404,311	$188,044	$1,347,583	$39,553	$2,754,567
Chairman of the Board	2013	$727,319	$489,215	$—	$—	$40,573	$1,257,107
Donald R. Fishback	2015	$503,890	$320,142	$—	$538,323	$45,019	$1,407,374
Chief Financial Officer,	2014	$459,545	$269,541	$112,495	$779,716	$41,385	$1,662,682
Vice President	2013	$423,998	$315,464	$—	$—	$37,369	$776,831
Warren C. Johnson	2015	$629,044	$320,142	$—	$921,764	$33,154	$1,904,104
Vice President	2014	$604,152	$269,541	$146,575	$1,081,374	$32,756	$2,134,398
President, Aircraft Group (retired)	2013	$579,067	$315,464	$—	$—	$32,146	$926,677
Lawrence J. Ball	2015	$521,699	$320,142	$—	$332,227	$26,949	$1,201,019
President, Components Group	2014	$501,759	$269,541	$121,835	$740,866	$28,559	$1,662,560
Vice President	2013	$481,680	$315,464	$—	$—	$28,954	$826,098
Sean Gartland	2015	$450,892	$320,142	$—	$488,986	$40,765	$1,300,785
Vice President,	—	n/a	n/a	n/a	n/a	n/a	n/a
Strategic Growth Initiatives	—	n/a	n/a	n/a	n/a	n/a	n/a

(1)	The years reported are the Company’s fiscal years ended October 3, 2015, September 27, 2014 and September 28, 2013.

(2)	Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.

(3)

This column shows the aggregate grant date fair value computed in accordance with ASC 718. The amount is based on the fair value of the equity-based award as determined using the Black-Scholes option-pricing model multiplied by the number of securities underlying the SAR awards. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating these values may be found in Note 14 to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended October 3, 2015.

(4)

This column shows MPS compensation, as described on page 22, for the fiscal years reported. Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.

(5)

The aggregate change in actuarial present value is determined using mortality rates, interest rate and other assumptions consistent with those used in our financial statements. The amounts in this column represent the aggregate change in the actuarial present value of the officer’s accumulated retirement benefits under the ERP and the Moog Inc. Supplemental Retirement Plan (“SERP”) for Messrs. Scannell, Fishback, Johnson and Ball and under the SERP and the Moog Ireland Pension and Death Benefits Plan (“Ireland Plan”) for Mr. Gartland. See the Pension Benefits table on page 38 for additional information.

(6)

The table below shows the components of this column, which generally include health care and life insurance premiums, Company matching contributions to the Company’s defined contribution plans, accrued vacation payments and other perquisites. The amounts represent the amount paid by, or the incremental cost to, the Company.

Name	Year	Group Life Insurance Premium	Medical/Dental Executive Health Premiums	Disability Insurance Premium	Miscellaneous Compensation(1)	401(k) Plan Match
John R. Scannell	2015	$4,835	$25,933	$2,112	$11,305	$1,300
Donald R. Fishback	2015	$3,003	$25,933	$2,112	$12,701	$1,270
Warren C. Johnson	2015	$3,697	$25,333	$2,112	$712	$1,300
Lawrence J. Ball	2015	$116	$19,041	$2,112	$4,380	$1,300
Sean Gartland	2015	$2,652	$25,933	$2,112	$8,768	$1,300

(1)	Miscellaneous Compensation principally consists of perquisites such as club dues and auto expenses.

— 2015 GRANTS OF PLAN-BASED AWARDS —

The following table summarizes the grants of equity awards made to the NEOs in the Summary Compensation Table during the fiscal year ended October 3, 2015.

Name	Grant Date (1)	Number of SARs Awarded (2)	Exercise Price of SAR Awards (3)	Grant Date Fair Value of SAR Awards (4)
John R. Scannell	11/11/2014	15,000	$74.38	$480,213
Donald R. Fishback	11/11/2014	10,000	$74.38	$320,142
Warren C. Johnson	11/11/2014	10,000	$74.38	$320,142
Lawrence J. Ball	11/11/2014	10,000	$74.38	$320,142
Sean Gartland	11/11/2014	10,000	$74.38	$320,142

(1)	The grant date is the date the Executive Compensation Committee of the Board of Directors meets to approve the awards.

(2)	The amounts shown for SAR awards represent the number of SARs granted to each officer during fiscal 2015. SARs were granted for Class A shares and vest in equal increments over three years.

(3)	The exercise price per SAR is the closing price of Class A shares on the date of grant. The rights expire ten years after the date of grant.

(4)

This column shows the aggregate grant date fair value computed in accordance with ASC 718. The amount is based on the fair value of the equity-based award as determined using the Black-Scholes option-pricing model multiplied by the number of securities underlying the SAR awards. Assumptions made in the calculations of these amounts may be found in Note 14 to the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2015.

— OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END —

Name	Grant Date (1)	Number of Securities Underlying Unexercised Options & SARs - Exercisable (2)	Number of Securities Underlying Unexercised Options & SARs - Unexercisable (2)	Exercise Price	Expiration Date
John R. Scannell	11/28/2006	15,890	4,360	$36.67	11/28/2016
	11/26/2007	20,250		$42.45	11/26/2017
	10/31/2008	20,500		$35.12	10/31/2018
	12/01/2009	15,375		$26.66	12/01/2019
	11/30/2010	20,500		$36.86	11/30/2020
	11/30/2011	27,000		$41.82	11/30/2021
	11/27/2012	21,194	10,597	$36.41	11/27/2022
	11/11/2013	5,000	10,000	$61.69	11/11/2023
	11/11/2014		15,000	$74.38	11/11/2024
Donald R. Fishback	11/26/2007	12,646	7,604	$42.45	11/26/2017
	10/31/2008	20,500		$35.12	10/31/2018
	12/01/2009	15,375		$26.66	12/01/2019
	11/30/2010	20,500		$36.86	11/30/2020
	11/30/2011	20,500		$41.82	11/30/2021
	11/27/2012	13,667	6,833	$36.41	11/27/2022
	11/11/2013	3,334	6,666	$61.69	11/11/2023
	11/11/2014		10,000	$74.38	11/11/2024
Warren C. Johnson	11/29/2005		20,250	$28.94	11/29/2015
	11/26/2007	3,260		$42.45	11/26/2017
	11/30/2010	20,500		$36.86	11/30/2020
	11/30/2011	20,500		$41.82	11/30/2021
	11/27/2012	13,667	6,833	$36.41	11/27/2022
	11/11/2013	3,334	6,666	$61.69	11/11/2023
	11/11/2014		10,000	$74.38	11/11/2024
Lawrence J. Ball	11/29/2005		20,250	$28.94	11/29/2015
	11/26/2007	20,250		$42.45	11/26/2017
	11/30/2011	20,500		$41.82	11/30/2021
	11/27/2012	13,667	6,833	$36.41	11/27/2022
	11/11/2013	3,334	6,666	$61.69	11/11/2023
	11/11/2014		10,000	$74.38	11/11/2024
Sean Gartland	05/20/2008	4,000		$43.42	05/20/2018
	10/31/2008	4,000		$35.12	10/31/2018
	12/01/2009	3,000		$26.66	12/01/2019
	11/30/2010	20,500		$36.86	11/30/2020
	11/30/2011	20,500		$41.82	11/30/2021
	11/27/2012	13,667	6,833	$36.41	11/27/2022
	11/11/2013	3,334	6,666	$61.69	11/11/2023
	11/11/2014		10,000	$74.38	11/11/2024

(1)

Equity-based compensation awards are generally granted in late November or early December. The exercise price is the closing price on the date the Executive Compensation Committee approves the award. Equity-based compensation awards are not re-priced or granted retroactively.

(2)	Equity-based compensation awards are not exercisable until the first anniversary of the grant date, and vest at varying intervals as follows:

Name	Grant Date	SARs & Options Held	Vesting Schedule
John R. Scannell	11/28/2006	20,250	239 on 11/28/2007, 1,008 on 11/28/2008, 1,008 on 11/28/2009, 2,727 on 11/28/2010, 2,727 on 11/28/2011, 2,727 on 11/28/2012, 2,727 on 11/28/2013, 2,727 on 11/28/2014, 2,727 on 11/28/2015 and 1,633 on 11/28/2016
	11/26/2007	20,250	100% on 11/26/2010
	10/31/2008	20,500	6,834 on 10/31/2009, 6,833 on 10/31/2010 and 6,833 on 10/31/2011
	12/01/2009	15,375	5,125 on 12/01/2010, 5,125 on 12/01/2011 and 5,125 on 12/01/2012
	11/30/2010	20,500	6,834 on 11/30/2011, 6,833 on 11/30/2012 and 6,833 on 11/30/2013
	11/30/2011	27,000	9,000 on 11/30/2012, 9,000 on 11/30/2013 and 9,000 on 11/30/2014
	11/27/2012	31,791	10,597 on 11/27/2013, 10,597on 11/27/2014 and 10,597 on 11/27/2015
	11/11/2013	15,000	5,000 on 11/11/2014, 5,000 on 11/11/2015 and 5,000 on 11/11/2016
	11/11/2014	15,000	5,000 on 11/11/2015, 5,000 on 11/11/2016 and 5,000 on 11/11/2017
Donald R. Fishback	11/26/2007	20,250	871 on 11/26/2009, 2,355 on 11/26/2010, 2,355 on 11/26/2011, 2,355 on 11/26/2012, 2,355 on 11/26/2013, 2,355 on 11/26/2014, 2,355 on 11/26/2015, 2,355 on 11/26/2016 and 2,894 on 11/26/2017
	10/31/2008	20,500	6,834 on 10/31/2009, 6,833 on 10/31/2010 and 6,833 on 10/31/2011
	12/01/2009	15,375	5,125 on 12/01/2010, 5,125 on 12/01/2011 and 5,125 on 12/01/2012
	11/30/2010	20,500	6,834 on 11/30/2011, 6,833 on 11/30/2012 and 6,833 on 11/30/2013
	11/30/2011	20,500	6,834 on 11/30/2012, 6,833 on 11/30/2013 and 6,833 on 11/30/2014
	11/27/2012	20,500	6,834 on 11/27/2013, 6,833 on 11/27/2014 and 6,833 on 11/27/2015
	11/11/2013	10,000	3,334 on 11/11/2014, 3,333 on 11/11/2015 and 3,333 on 11/11/2016
	11/11/2014	10,000	3,334 on 11/11/2015, 3,333 on 11/11/2016 and 3,333 on 11/11/2017
Warren C. Johnson	11/29/2005	20,250	100% on 11/29/2015
	11/26/2007	3,260	100% on 11/26/2010
	11/30/2010	20,500	6,834 on 11/30/2011, 6,833 on 11/30/2012 and 6,833 on 11/30/2013
	11/30/2011	20,500	6,834 on 11/30/2012, 6,833 on 11/30/2013 and 6,833 on 11/30/2014
	11/27/2012	20,500	6,834 on 11/27/2013, 6,833 on 11/27/2014 and 6,833 on 11/27/2015
	11/11/2013	10,000	3,334 on 11/11/2014, 3,333 on 11/11/2015 and 3,333 on 11/11/2016
	11/11/2014	10,000	3,334 on 11/11/2015, 3,333 on 11/11/2016 and 3,333 on 11/11/2017
Lawrence J. Ball	11/29/2005	20,250	100% on 11/29/2015
	11/26/2007	20,250	100% on 11/26/2010
	11/30/2011	20,500	6,834 on 11/30/2012, 6,833 on 11/30/2013 and 6,833 on 11/30/2014
	11/27/2012	20,500	6,834 on 11/27/2013, 6,833 on 11/27/2014 and 6,833 on 11/27/2015
	11/11/2013	10,000	3,334 on 11/11/2014, 3,333 on 11/11/2015 and 3,333 on 11/11/2016
	11/11/2014	10,000	3,334 on 11/11/2015, 3,333 on 11/11/2016 and 3,333 on 11/11/2017
Sean Gartland	05/20/2008	4,000	1,334 on 05/20/2009, 1,333 on 05/20/2010, and 1,333 on 05/20/2011
	10/31/2008	4,000	1,334 on 10/31/2009, 1,333 on 10/31/2010 and 1,333 on 10/31/2011
	12/01/2009	3,000	1,000 on 12/01/2010, 1,000 on 12/01/2011 and 1,000 on 12/01/2012
	11/30/2010	20,500	6,834 on 11/30/2011, 6,833 on 11/30/2012 and 6,833 on 11/30/2013
	11/30/2011	20,500	6,834 on 11/30/2012, 6,833 on 11/30/2013 and 6,833 on 11/30/2014
	11/27/2012	20,500	6,834 on 11/27/2013, 6,833 on 11/27/2014 and 6,833 on 11/27/2015
	11/11/2013	10,000	3,334 on 11/11/2014, 3,333 on 11/11/2015 and 3,333 on 11/11/2016
	11/11/2014	10,000	3,334 on 11/11/2015, 3,333 on 11/11/2016 and 3,333 on 11/11/2017

— 2015 OPTION AND SAR EXERCISES AND STOCK VESTED —

The following table provides information for the executive officers named in the Summary Compensation Table regarding the exercises of stock options and SARs during the fiscal year ended October 3, 2015.

	Option / SAR Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
John R. Scannell (1)	11,250	$830,925	—	$ —
Donald R. Fishback (2)	11,250	$861,075	—	$ —
Warren C. Johnson (3)	32,208	$2,669,790	—	$ —
Lawrence J. Ball (4)	43,691	$3,866,491	—	$ —
Sean Gartland (5)	11,250	$861,638	—	$ —

(1)	The following details Mr. Scannell’s stock option and/or SAR exercises in fiscal 2015:

Grant Date	Number of Options/SARs Exercised	Exercise Date	Exercise Price	Market Price	Amount Realized
11/30/2004	11,250	11/28/2014	$ 28.01	$ 73.86	$ 830,925

(2)	The following details Mr. Fishback’s stock option and/or SAR exercises in fiscal 2015:

Grant Date	Number of Options/SARs Exercised	Exercise Date	Exercise Price	Market Price	Amount Realized
11/30/2004	11,250	11/03/2014	$ 28.01	$ 76.54	$ 861,075

(3)	The following details Mr. Johnson’s stock option and/or SAR exercises in fiscal 2015:

Grant Date	Number of Options/SARs Exercised	Exercise Date	Exercise Price	Market Price	Amount Realized
11/30/2004	5,304	11/06/2014	$ 28.01	$ 75.74	$ 401,725
11/30/2004	14,946	11/30/2014	$ 28.01	$ 72.78	$ 1,087,770
11/26/2007	16,990	05/04/2015	$ 42.45	$ 69.47	$ 1,180,295

(4)	The following details Mr. Ball’s stock option and/or SAR exercises in fiscal 2015:

Grant Date	Number of Options/SARs Exercised	Exercise Date	Exercise Price	Market Price	Amount Realized
11/30/2004	14,854	11/03/2014	$ 28.01	$ 76.54	$ 1,136,925
11/28/2006	20,250	11/05/2014	$ 36.67	$ 76.06	$ 1,540,215
11/30/2004	5,396	11/30/2014	$ 28.01	$ 72.78	$ 392,721
11/30/2010	20,500	03/23/2015	$ 36.86	$ 75.72	$ 796,630

(5)	The following details Mr. Gartland’s stock option and/or SAR exercises in fiscal 2015:

Grant Date	Number of Options/SARs Exercised	Exercise Date	Exercise Price	Market Price	Amount Realized
11/30/2004	11,250	11/04/2014	$ 28.01	$ 76.59	$ 861,638

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains the 2003 Stock Option Plan, the 2008 SAR Plan and the 2014 LTI Plan. Set forth below is information as of October 3, 2015 regarding equity compensation awards and the resultant shares that may be issued under those plans. As of October 3, 2015 all outstanding awards would result in Class A shares and all grants remaining available for future issuance may result in either Class A or Class B shares.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Options, Warrants and Rights Remaining Available for Issuance Under Equity Compensation Plans (2)
Equity Compensation Plans Approved by Security Holders	479,204	$44.47	2,000,000

(1)

The number of securities to be issued upon exercise reports the number of shares calculated to be issued if all outstanding, in the money stock option and SAR awards were exercised at October 3, 2015. The calculation is based on the October 2, 2015 closing price and, where applicable, mandatory federal and state tax withholdings for employees at an assumed rate of 35%.

(2)

At the fiscal 2015 year-end, the number of options, warrants and rights remaining available for future issuance by plan were 2,000,000 available for the 2014 LTI Plan. There are no options remaining available for issuance under the 2003 Stock Option Plan. Upon shareholder approval of the 2014 LTI Plan, the 2008 SAR Plan was terminated and, as a result, the shares remaining available under the 2008 SAR Plan are no longer available for issuance under new grants.

PENSION BENEFITS

U.S. PENSION BENEFITS

The Company maintains the Moog Inc. Employees’ Retirement Plan (“ERP”), a tax-qualified defined benefit retirement plan. This qualified defined benefit plan is funded by employer contributions and currently all of the NEOs participate in the ERP except Mr. Gartland, whose pension benefits are described on the next page.

The benefit accrual available to U.S. based executive officers under the qualified defined benefit plan is limited to $260,000 in base compensation for the Plan Year ending September 30, 2015.

The Internal Revenue Code limits the benefits that may be paid from the ERP. The Company maintains the Moog Inc. Supplemental Retirement Plan (“SERP”) for certain executive officers, including the NEOs, to bridge the gap between legally mandated limits on qualified pension plan benefits and the retirement benefits offered at comparable public companies, and to provide participants with supplemental benefits.

While the Company formally funds the qualified defined benefit plan, the SERP is not formally funded. A Rabbi Trust, however, was established under which certain funds have been set aside to satisfy some of the obligations under the SERP. If the funds in the Rabbi Trust are insufficient to pay amounts payable under the SERP, the Company will pay the difference.

MOOG INC. EMPLOYEES’ RETIREMENT PLAN

Under the ERP, benefits are generally payable monthly upon retirement to participating employees of the Company. These benefits are based upon compensation and years of service and subject to limitations imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code. The ERP is administered by a Retirement Plan Committee and covers all eligible employees with one year of service and a minimum of 1,000 hours of employment. New U.S. based employees hired on or after January 1, 2008 are not eligible to participate in the ERP. New U.S. based employees hired after that date are covered under a defined contribution plan.

Benefits payable under the ERP are determined on the basis of compensation and credited years of service. A participant’s accrued benefit is equal to the sum of the participant’s prior service benefit, if any, and the participant’s future service benefit.

A participant is entitled to a prior service benefit if the participant was actively employed on or after January 1, 1998 (or retired as of January 1, 1998) and was employed by the Company before October 1, 1990. The prior service benefit is 1.15% of the first $20,000 of prior service compensation, plus 1.75% of prior service compensation in excess of $20,000, multiplied by the participant’s prior service. “Prior service compensation” is the greater of (i) the participant’s basic annual rate of pay on January 1, 1988, and (ii) the amount of the participant’s annual rate of pay plus overtime and shift differential received in the calendar year ending December 31, 1989, not to exceed $150,000. “Prior service” is the number of years and completed months of credited service with the Company through October 1, 1990.

A participant’s future service benefit is computed separately for each year of credited service beginning with October 1, 1990, or the participant’s date of hire, if later, and is equal to 1.15% of the participant’s future service compensation not in excess of $20,000, plus 1.75% of the participant’s future service compensation in excess of $20,000. In any event, after a participant is credited with 35 years of combined prior service and future service, the participant’s benefit for each year of future service will be 1.75% of future service compensation. “Future service compensation” with respect to a plan year is the amount of basic annual pay, plus any overtime or shift differential, a participant receives in the calendar year ending within that plan year. The maximum dollar amount of future service compensation that may be used for Plan purposes is set by law and adjusted periodically. The maximum dollar amount is $260,000 for the Plan Year ending September 30, 2015.

Any participant who entered the ERP before the 2002 plan year and retires with five years or more of service will receive a minimum pension benefit. If the participant joined the ERP before October 1, 2002 and retires at age 65 with 15 or more years of vesting service, the minimum pension benefit will be at least $2,400 per year. If the participant joined the Plan before October 1, 2002 and retires at age 65 with between 5 and 15 years of service, the minimum pension benefit will be a prorated portion of the $2,400 per year minimum benefit.

A participant generally may retire and begin receiving ERP benefits at normal retirement age (age 65). A participant also may retire and begin receiving plan benefits on the first day of any month coincident with or next following the participant’s 55th birthday, but only if the participant has completed 15 years of vesting service. The amount of a participant’s monthly Plan benefit, however, will be discounted or reduced .5% for each month the early retirement benefit commences before normal retirement age.

MOOG INC. SUPPLEMENTAL RETIREMENT PLAN

The SERP provides for supplemental retirement benefits to eligible Company officers, including the NEOs. Assuming a participant qualifies for full benefits, the SERP payment upon retirement is equal to 65% of the officer’s compensation, less any benefits payable under the ERP and reduced further by one-half the primary Social Security benefit payable at age 65. All SERP benefits are assumed to be paid monthly in accordance with the plan document. SERP benefits payable to officers who have service with overseas subsidiaries of the Company are adjusted to account for benefits in subsidiary and national pension and social security plans. For the purposes of the SERP, an eligible officer’s compensation generally is the sum of (i) the average of the officer’s highest consecutive three-year base salary prior to retirement plus (ii) the officer’s highest annual profit share/bonus within the five fiscal years prior to retirement.

To be eligible for benefits under the plan, officers must have at least 10 years of service with the Company. Full benefits are payable when the participant reaches age 65 with at least 25 years of service. Officers who became participants in the SERP on or before November 30, 2011 are eligible for full benefits when the participant reaches at least age 57 where the participant’s combined age and years of service with the Company equal at least 90. Participants qualifying for benefits under the SERP who retire before meeting age and service requirements to receive full benefits will receive a reduced benefit.

Participant benefits are also vested in the event of involuntary termination other than for cause. A termination where there has been an adverse change in duties, responsibilities, status, pay or perquisites without participant consent within two years of a change in control of the Company, as defined by the SERP, is deemed an involuntary termination, as is a termination where the participant’s pay has been reduced to a greater extent than the other executives of the Company.

NON-U.S. PENSION BENEFITS

MOOG IRELAND PENSION AND DEATH BENEFITS PLAN

Moog Ireland Limited, a wholly-owned subsidiary of the Company, maintains the Moog Ireland Pension and Death Benefits Plan (“Ireland Plan”), a defined benefit retirement plan funded by employer contributions. Under the Ireland Plan, benefits are usually payable monthly upon retirement to participating employees of the Company. These benefits are based upon final pensionable salary and credited years of service and subject to limitations imposed by the Taxes Consolidation Act 1997. The Ireland Plan is administered by the Trustees of the Ireland Plan. The Ireland Plan was available to employees of Moog Ireland Limited until it was closed to new entrants on July 1, 2011. New employees hired by Moog Ireland Limited on or after July 1, 2011 are not eligible to participate in the Ireland Plan. New employees of Moog Ireland Limited hired on or after that date are covered under a defined contribution plan.

A participant’s accrued benefit is equal to 1/60th of final pensionable salary for each year of service, where pensionable salary is base salary less a reduction to recognize the Irish State Retirement Pension and final pensionable salary is the average of the three highest calculations of pensionable salary in the last ten calculations of pensionable salary prior to the date of retirement or earlier date of leaving the service of the employer. Pensionable salary excludes bonuses, overtime, and shift pay.

A participant generally may retire and begin receiving benefits under the Ireland Plan at normal retirement age (age 65). A participant also may retire and begin receiving plan benefits on the first day of any month coincident with or next following the participant’s 50th birthday, provided they have left the service of the employer. The amount of a participant’s monthly Ireland Plan benefit, however, will be discounted or reduced by the actuary to the Ireland Plan, having regard to the solvency of the Ireland Plan at the time of the retirement. The current discount rate being applied by the actuary to the Ireland Plan is 0.5% for each month the early retirement benefit commences before normal retirement age.

Mr. Gartland is the only NEO who has benefits under the Ireland Plan. Mr. Gartland participated in the Ireland Plan from November 1987 to December 2006 and is no longer an active participant of this plan but retains preserved benefits. These benefits are not linked to future salary but will be based on his final pensionable salary and the number of credited years of service while he was an active participant of the Ireland Plan. Pensionable salary will increase annually by the lesser of price inflation or 4% until benefits commence.

— 2015 PENSION BENEFITS TABLE —

The years of credited service and present value of accumulated benefits for the NEOs under the ERP, the SERP and the Ireland Plan are:

Name	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefits (2)	Payments During Last Fiscal Year
John R. Scannell	ERP	12.167	$362,863	$ —
	SERP	23.667	$6,617,838	$ —
Donald R. Fishback (3)	ERP	34.167	$889,545	$ —
	SERP	34.167	$5,383,201	$ —
Warren C. Johnson (3)	ERP	32.667	$698,611	$ —
	SERP	32.667	$7,933,182	$ —
Lawrence J. Ball	ERP	12.000	$521,339	$ —
	SERP	32.083	$6,229,095	$ —
Sean Gartland	Ireland Plan	19.167	$755,556	$ —
	SERP	28.167	$3,914,033	$ —

(1)

Credited service is determined in years and months as of October 3, 2015 and includes only service with the Company (or certain acquired employers). In general, the Company does not grant extra years of credited service.

(2)

The “Present Value of Accumulated Benefits” is based on the same assumptions as those used for the valuation of the plan liabilities in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2015, and are calculated as of the October 3, 2015 measurement date. The assumptions made in the calculations of these amounts may be found in Note 11 to the audited financial statements in that Annual Report on Form 10-K.

(3)	Eligible for early retirement under the ERP.

— 2015 NON-QUALIFIED DEFERRED COMPENSATION —

Name	Executive Contributions in Last Fiscal Year (1)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
John R. Scannell	—	—	—	—	—
Donald R. Fishback	—	—	—	—	—
Warren C. Johnson	—	—	—	—	—
Lawrence J. Ball	—	—	—	—	—
Sean Gartland	—	—	—	—	—

(1)	None of the NEOs deferred any salary in fiscal 2015.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL

The Company has entered into Employment Termination Benefits Agreements (“Termination Agreements”) with its executive officers. These Termination Agreements cover termination as a result of death, disability or retirement, termination for cause, voluntary and involuntary termination of employment, as well as involuntary termination after a change in control. The following is a summary of the termination benefits provided under various circumstances.

PAYMENT UPON DEATH, DISABILITY OR RETIREMENT

In the event of the death of an officer, the estate or surviving spouse will receive a payment of six months’ salary, a MPS payment pro-rated to the date of the officer’s death, and any unused vested vacation. A payment of approximately two times annual salary will be paid under the Company’s Group Life Insurance plan, subject to a cap of $4,000,000. The estate or surviving spouse will receive payments under the Company’s pension and 401(k) plans, and all unexpired stock options and SARs will fully vest, and the estate or surviving spouse will have one year to exercise unexpired ISOs and two years to exercise unexpired NQSOs and SARs.

In the event an officer becomes disabled or retires, the officer is entitled to the same benefits, as described above, with the exception of life insurance and salary continuation. If the officer becomes disabled, the officer also will receive payments under the Company’s disability plan. If the officer retires, the officer will receive all benefits provided generally by the Company to its executives upon retirement, including benefits under any retirement or supplemental retirement plans and insurance benefits provided upon retirement.

PAYMENT UPON TERMINATION FOR CAUSE

Under the Termination Agreements, “cause” is considered a harmful act or omission constituting a willful and a continuing failure to perform material and essential employment obligations, conviction of a felony, willful perpetration of common law fraud, or any willful misconduct or bad faith omission constituting dishonesty, fraud or immoral conduct, which is materially injurious to the financial condition or business reputation of the Company. If terminated for “cause,” the officer is entitled to all benefits vested under retirement plans, and payment of unused vested vacation. The officer is not entitled to MPS, no severance is provided and all stock options and SARs expire.

PAYMENT UPON VOLUNTARY TERMINATION

When an officer voluntarily terminates employment with the Company, the officer is entitled to receive all pension benefits accrued under any retirement or supplemental retirement plans up to the date of termination (subject to the rules referenced above in the SERP description), and payment for all unused vested vacation. The officer is entitled to exercise all vested ISOs within one year of termination and all vested NQSOs within two years of termination. All unexpired vested SARs are exercisable within ninety days of termination and all unvested SARs will expire at the close of business on the date of termination.

PAYMENT UPON INVOLUNTARY TERMINATION WITHOUT CAUSE AND AFTER A CHANGE IN CONTROL

The termination benefits provided to an officer under the Termination Agreements in the case of involuntary termination without cause and in the event of involuntary termination after a change in control are the same, except each event references a different credited years of service table to determine salary continuance. The officer will receive salary continuance for no less than 12 months and no more than 36 months, depending on length of service. MPS will be paid on a pro-rated basis for service up to the date of termination, and any unused vested vacation will be paid. The Company will pay, for one year after involuntary termination or involuntary termination after a change in control, medical, life and disability premiums on behalf of the officer, one year of auto related expenses, as well as one year of club membership dues for which reimbursement was provided by the Company. The officer is entitled to all vested benefits under any retirement or supplemental retirement plans. All unexpired stock options and SARs will fully vest and the officer is entitled to exercise all ISOs within one year of termination and all NQSOs and SARs within two years of termination.

The Termination Agreements provide that an officer cannot compete with the Company during the term of the Termination Agreement, and in the event of an involuntary termination after a change in control, until the last payment of any benefits to the officer under the Termination Agreement. Each Termination Agreement also requires each officer not to disclose confidential information of the Company during the term of the Termination Agreement or thereafter.

The following table shows potential payments to the NEOs upon disability and death, voluntary termination, involuntary termination without cause or involuntary termination following a change in control. The amounts shown assume that the termination was effective October 3, 2015, the last business day of the Company’s most recent fiscal year end. The actual amounts to be paid can only be determined at the actual time of an officer’s termination.

Name	Type of Payment	Upon Death	Upon Disability or Retirement	Voluntary Termination	Involuntary Termination	Involuntary Termination After a Change in Control
John R. Scannell	Severance (1)	—	—	—	$1,842,235	$2,456,313
	Salary Continuance (2)	$ 409,386	—	—	—	—
	Profit Share (3)	—	—	—	—	—
	Medical Coverage (4)	—	—	—	$ 25,933	$ 25,933
	Life Insurance (4)	—	—	—	$ 4,835	$ 4,835
	Disability Coverage (4)	—	—	—	$ 2,112	$ 2,112
	Professional Outplacement (4)	—	—	—	$ 20,000	$ 20,000
	Club Dues & Auto Expenses (4)	—	—	—	$ 11,305	$ 11,305
	Stock Option & SAR awards (5)	$2,711,036	$2,711,036	$2,519,230	$2,711,036	$2,711,036
	Total	$3,120,422	$2,711,036	$2,519,230	$4,617,456	$5,231,534
Donald R. Fishback	Severance (1)	—	—	—	$1,511,671	$1,511,671
	Salary Continuance (2)	$ 251,945	—	—	—	—
	Profit Share (3)	—	—	—	—	—
	Medical Coverage (4)	—	—	—	$ 25,933	$ 25,933
	Life Insurance (4)	—	—	—	$ 3,003	$ 3,003
	Disability Coverage (4)	—	—	—	$ 2,112	$ 2,112
	Professional Outplacement (4)	—	—	—	$ 20,000	$ 20,000
	Club Dues & Auto Expenses (4)	—	—	—	$ 12,701	$ 12,701
	Stock Option & SAR awards (5)	$2,062,924	$2,062,924	$1,939,246	$2,062,924	$2,062,924
	Total	$2,314,869	$2,062,924	$1,939,246	$3,638,344	$3,638,344
Warren C. Johnson	Severance (1)	—	—	—	$1,615,972	$1,615,972
	Salary Continuance (2)	$ 269,329	—	—	—	—
	Profit Share (3)	—	—	—	—	—
	Medical Coverage (4)	—	—	—	$ 25,333	$ 25,333
	Life Insurance (4)	—	—	—	$ 3,697	$ 3,697
	Disability Coverage (4)	—	—	—	$ 2,112	$ 2,112
	Professional Outplacement (4)	—	—	—	$ 20,000	$ 20,000
	Club Dues & Auto Expenses (4)	—	—	—	$ 712	$ 712
	Stock Option & SAR awards (5)	$1,550,128	$1,550,128	$1,426,451	$1,550,128	$1,550,128
	Total	$1,819,457	$1,550,128	$1,426,451	$3,217,954	$3,217,954

Name	Type of Payment	Upon Death	Upon Disability or Retirement	Voluntary Termination	Involuntary Termination	Involuntary Termination After a Change in Control
Lawrence J. Ball	Severance (1)	—	—	—	$1,565,097	$1,565,097
	Salary Continuance (2)	$ 260,850	—	—	—	—
	Profit Share (3)	—	—	—	—	—
	Medical Coverage (4)	—	—	—	$ 19,041	$ 19,041
	Life Insurance (4)	—	—	—	$ 116	$ 116
	Disability Coverage (4)	—	—	—	$ 2,112	$ 2,112
	Professional Outplacement (4)	—	—	—	$ 20,000	$ 20,000
	Club Dues & Auto Expenses (4)	—	—	—	$ 4,380	$ 4,380
	Stock Option & SAR awards (5)	$1,393,203	$1,393,203	$1,269,525	$1,393,203	$1,393,203
	Total	$1,654,052	$1,393,203	$1,269,525	$3,003,949	$3,003,949
Sean Gartland	Severance (1)	—	—	—	$1,239,953	$1,352,676
	Salary Continuance (2)	$ 225,446	—	—	—	—
	Profit Share (3)	—	—	—	—	—
	Medical Coverage (4)	—	—	—	$ 25,933	$ 25,933
	Life Insurance (4)	—	—	—	$ 2,652	$ 2,652
	Disability Coverage (4)	—	—	—	$ 2,112	$ 2,112
	Professional Outplacement (4)	—	—	—	$ 20,000	$ 20,000
	Club Dues & Auto Expenses (4)	—	—	—	$ 8,768	$ 8,768
	Stock Option & SAR awards (5)	$1,260,130	$1,260,130	$1,136,453	$1,260,130	$1,260,130
	Total	$1,485,576	$1,260,130	$1,136,453	$2,559,548	$2,672,271

(1)

Severance payments for all NEOs under an involuntary termination due to a change in control would be 36 months, and are reflected in the table above. In the event of an involuntary termination (no change in control), severance payments for Mr. Scannell would be 27 months; for Messrs. Fishback, Johnson and Ball would be 36 months; and for Mr. Gartland would be 33.

(2)	Represents payment of base salary for a period of six months to officer’s surviving spouse or estate.

(3)	For years when there is MPS, termination benefits would include those profit share payments for all except voluntary termination.

(4)

For purposes of determining premiums for medical, life and disability coverage, the premiums paid in fiscal 2015 are reflected and for club dues and auto expenses, the amount paid in fiscal 2015 are reflected. Outplacement services have been estimated at $20,000. In the event of death, the estate or beneficiary of the officers will receive a life insurance payment pursuant to a plan covering all employees, subject to a cap of $4,000,000. In the event of disability, the officers are covered under a disability plan for all employees, which for officers provides up to 70% of pay until normal retirement age.

(5)

This is the value of outstanding, in the money stock option and SAR awards at October 3, 2015. The value was determined using the October 2, 2015 closing price. For stock options, the value was calculated by multiplying the market price by shares which can be acquired assuming all such options were exercised less the exercise price of the option. For SARs, the value was calculated for the increase in the market price over the exercise price.

DIRECTORS AND OFFICERS INDEMNIFICATION INSURANCE

On November 30, 2004, the Board of Directors approved indemnification agreements for officers, directors and key employees. The indemnification agreement provides that officers, directors and key employees will be indemnified for expenses, investigative costs and judgments arising from threatened, pending or completed legal proceedings. The form of the indemnification agreement was filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed on December 1, 2004.

On November 1, 2015 the Company renewed an officers and directors indemnification insurance coverage through policies written by the Chubb Group, Travelers, AIG, Allied World, and Nationwide. The renewal was for a one-year period at an annual premium of $605,512. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. No payments or claims of indemnification or expenses have been made under any such insurance policies purchased by the Company at any time.

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors, as determined by the Board of Directors under the rules of the Securities and Exchange Commission, the New York Stock Exchange listing standards, and the Company’s standards for director independence. The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert,” as defined under applicable federal law and regulations. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website. The Audit Committee has sole authority to appoint, terminate or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee.

The Audit Committee reviews the Company’s financial statements and the Company’s financial reporting process. Management has the primary responsibility for the Company’s financial statements and internal control over financial reporting, as well as disclosure controls and procedures.

In this context, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the fiscal year ended October 3, 2015. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 16, Communications with Audit Committees, as amended or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Accounting Oversight Board regarding the independent public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the fiscal year ended October 3, 2015, filed with the Securities and Exchange Commission.

Kraig H. Kayser, Chair	William G. Gisel, Jr.
Peter J. Gundermann

— AUDIT FEES AND PRE-APPROVAL POLICY —

The following table sets forth the fees incurred by the Company related to the services of the Company’s principal independent accountants, Ernst & Young LLP for the fiscal years ended October 3, 2015 and September 27, 2014:

	Fiscal Year Ended October 3, 2015	Fiscal Year Ended September 27, 2014
Audit Fees	$1,631,863	$1,701,608
Audit-Related Fees	$—	$120,000
Tax Fees (1)	$131,276	$244,489
All Other Fees	$1,421	$—

Total	$1,764,560	$2,066,097

(1)	Tax fees relate to services associated with tax planning and compliance.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to any de minimis exceptions described in the Exchange Act which are approved by the Audit Committee. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. None of the services described above were approved by the Audit Committee under the de minimis exception provided by SEC Regulation S-X, Rule 2-01(c)(7).

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, on the recommendation of the Audit Committee, has selected Ernst & Young LLP, an independent registered public accounting firm, to continue as independent auditors of the Company for the 2016 fiscal year. Representatives of Ernst & Young LLP are expected to attend the shareholders meeting, will be given the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” ratification of Ernst & Young LLP as auditors for fiscal year 2016.

PROPOSALS OF SHAREHOLDERS FOR 2017 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2017 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of the Company no later than August 16, 2016. Under the Company’s by-laws, if a shareholder wishes to nominate a director or bring other business before the shareholders at the 2015 Annual Meeting without having a proposal included in the Proxy Statement for that meeting, the shareholder must notify the Secretary of the Company in writing between September 15, 2016 and October 15, 2016, and the notice must contain the specific information required by the Company’s by-laws. A copy of the Company’s by-laws can be obtained without charge from the Treasurer of the Company, East Aurora, New York, 14052.

Section 1.06 of the Company’s by-laws provides that proposals may be properly brought before an annual meeting by a shareholder of record (both at the time notice of the proposal is given by the shareholder and as of the record date of the annual meeting in question) of any shares of the Company entitled to vote at the annual meeting if the shareholder provides timely notice of the proposal to the Secretary of the Company in accordance with the requirements of the by-laws. A shareholder making a proposal at an annual meeting must be present at such meeting in person, and the business brought before an annual meeting must also be a proper matter for shareholder action under the New York Business Corporation Law.

A shareholder’s notice to the Secretary of the Company must set forth certain information regarding the shareholder and the proposal, including the name and address of the shareholder, a brief description of the business the shareholder desires to bring before the annual meeting and the reasons for conducting such business at such annual meeting, the class or series and number of shares beneficially owned by the shareholder, the names and addresses of other shareholders known to support such proposal and any material interest of the shareholder in such proposal.

Section 1.06 further provides that nominations of candidates for election as directors of the Company at any annual meeting of shareholders may be made by a shareholder of record (both at the time notice of such nomination is given by the shareholder and as of the record date of the annual meeting in question) of any shares of the Company entitled to vote at the annual meeting for the election of directors if the shareholder provides timely notice to the Secretary of the Company in accordance with the requirements of the by-laws. A shareholder may nominate a candidate for election as a director only as to such class of director whose election the shareholder would be entitled to vote thereon at an annual meeting of shareholders. Any shareholder who desires to make a nomination must be present in person at the annual meeting.

In addition to the information required in a notice of a proposal, a notice to the Secretary with respect to nominations must contain certain information regarding each proposed nominee for director, including, the nominee’s name, age, business and residence address, principal occupation, the class or series and number of shares of the Company beneficially owned by the nominee and a consent of the nominee to serve as a director, if elected. The notice must also provide a description of any arrangements or understandings between the nominating shareholder and each nominee and such other information concerning the nominee as required pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

Further information regarding proposals or nominations by shareholders can be found in Section 1.06 of the Company’s by-laws. If the Board of Directors or a designated committee determines that any proposal or nomination was not made in a timely fashion or fails to meet the information requirements of Section 1.06 in any material respect, such proposal or nomination will not be considered.

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record, and will reimburse such persons for any reasonable expense in forwarding the material. The Company anticipates hiring Alliance Advisors LLC to assist in the solicitation of proxies for a fee anticipated to be $6,500, plus disbursements. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone and will not receive any additional compensation.

Copies of the 2015 Annual Report of the Company, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2015, are being mailed to shareholders, as are this Proxy Statement, proxy card and Notice of Annual Meeting of Shareholders. Additional copies may be obtained, without charge, from the Treasurer of the Company, East Aurora, New York 14052.

By Order of the Board of Directors

ROBERT J. OLIVIERI, Secretary

Dated: East Aurora, New York

                December 15, 2015

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET – www.proxypush.com/moga
Use the Internet to vote your proxy until 6:00 p.m. (ET) on January 12, 2016.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on January 12, 2016.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors: Class A Director – Term Expiring 2019	01 R. Bradley Lawrence	☐	Vote FOR nominee	☐	WITHHOLD AUTHORITY to vote for nominee listed to the left

2.	Ratification of Ernst & Young LLP as auditors for the 2016 fiscal year	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2.
Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS

January 13, 2016

9:15 am

Albright-Knox Art Gallery

1285 Elmwood Avenue

Buffalo, New York 14222

Moog Inc. c/o Wells Fargo Bank, N.A. Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873	CLASS A SHARES PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 13, 2016.

The Class A shares of stock you hold in your account will be voted as you specify on the reverse side.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Richard A. Aubrecht, John R. Scannell, and Robert J. Olivieri, and each of them proxies with full power of substitution, to vote your Class A shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET – www.proxypush.com/moga
Use the Internet to vote your proxy until 6:00 p.m. (ET) on January 10, 2016.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on January 10, 2016.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors: Class A Director – Term Expiring 2019	01 R. Bradley Lawrence	☐	Vote FOR nominee	☐	WITHHOLD AUTHORITY to vote for nominee listed to the left

2.	Ratification of Ernst & Young LLP as auditors for the 2016 fiscal year	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2.
Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS

January 13, 2016

9:15 am

Albright-Knox Art Gallery

1285 Elmwood Avenue

Buffalo, New York 14222

Moog Inc. c/o Wells Fargo Bank, N.A. Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873	CLASS A SHARES PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 13, 2016.

The Class A shares of stock you hold in your account will be voted as you specify on the reverse side.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

Class A shares credited to the undersigned in the Moog Inc. Retirement Savings Plan (RSP) will be voted by the Trustee, Great-West Trust Company, LLC, in accordance with the voting instructions indicated on the reverse. If no voting instructions are received, the Trustee will vote these shares as directed by the Investment Committee of the RSP.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.proxypush.com/moga Use the Internet to vote your proxy until 6:00 p.m. (ET) on January 12, 2016.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on January 12, 2016.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors: Class B Director — Term Expiring 2019 Election of directors: Class B Director — Term Expiring 2017	01 Peter J. Gundermann 02 Brenda L. Reichelderfer	☐	Vote FOR nominees	☐	WITHHOLD AUTHORITY to vote for nominees listed to the left

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of Ernst & Young LLP as auditors for the 2016 fiscal year	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS

January 13, 2016

9:15 am

Albright-Knox Art Gallery

1285 Elmwood Avenue

Buffalo, New York 14222

Moog Inc. c/o Wells Fargo Bank, N.A. Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873	CLASS B SHARES PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 13, 2016.

The Class B shares of stock you hold in your account will be voted as you specify on the reverse side.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Richard A. Aubrecht, John R. Scannell, and Robert J. Olivieri, and each of them proxies with full power of substitution, to vote your Class B shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.proxypush.com/moga Use the Internet to vote your proxy until 6:00 p.m. (ET) on January 10, 2016.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on January 10, 2016.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors: Class B Director — Term Expiring 2019 Election of directors: Class B Director — Term Expiring 2017	01 Peter J. Gundermann 02 Brenda L. Reichelderfer	☐	Vote FOR nominees	☐	WITHHOLD AUTHORITY to vote for nominees listed to the left

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of Ernst & Young LLP as auditors for the 2016 fiscal year	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS

January 13, 2016

9:15 am

Albright-Knox Art Gallery

1285 Elmwood Avenue

Buffalo, New York 14222

Moog Inc. c/o Wells Fargo Bank, N.A. Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873	CLASS B SHARES PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 13, 2016.

The Class B shares of stock you hold in your account will be voted as you specify on the reverse side.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

Class B shares credited to the undersigned in the Moog Inc. Retirement Savings Plan (RSP) will be voted by the Trustee, Great-West Trust Company, LLC, in accordance with the voting instructions indicated on the reverse. If no voting instructions are received, the Trustee will vote these shares as directed by the Investment Committee of the RSP.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.